                                                                  Exhibit 10(aa)

         AMENDED AND RESTATED MORTGAGE LOAN ORIGINATION AND DISPOSITION
                               PROGRAM AGREEMENT

                             Made as of May 1, 1998

                                    between

                           CITICORP REAL ESTATE, INC.


                                      and


                                CRIIMI MAE INC.

                               TABLE OF CONTENTS

                                                                    Page
                                    ARTICLE I

Section 1.01 Definitions............................................   1

                          ARTICLE II LOAN ORIGINATION

Section 2.01 Loan Sourcing and Underwriting by CRIIMI MAE...........  15
Section 2.02 CRE Underwriting; Mortgage Loan Pricing................  15
Section 2.03 Loan Commitment, Rating Locking, Closing and Funding...  18
Section 2.04 Origination Fees.......................................  21
Section 2.05 Secondary Market Loan Acquisitions; CRE Originations...  21
Section 2.06 Delivery of Loan Documents and Preparation of Rating
             Agency Materials.......................................  22
Section 2.07 Third Party Reports....................................  23
Section 2.08 CRE's Ownership Interest...............................  23

                  ARTICLE III CRIIMI MAE's RECOURSE OBLIGATION


                          ARTICLE IV RESERVE ACCOUNTS

Section 4.01 Cash Collateral Reserve Account........................  25
Section 4.02 Loan Pricing Reserve Account...........................  26

                          ARTICLE V AGGREGATION PERIOD

Section 5.01 Aggregation Period.....................................  29
Section 5.02 Hedging During Aggregation Period......................  30
Section 5.03 Net Carry During Aggregation Period....................  30
Section 5.04 Servicing of Mortgage Loans During Aggregation Period..  31

              ARTICLE VI CRIIMI MAE ACQUISITION OF MORTGAGE LOANS

Section 6.01 CRIIMI MAE'S Commitment to Purchase Mortgage Loans.....  31
Section 6.02 Sale of Mortgage Loans.................................  32

                      ARTICLE VII SECURITIZATION OF LOANS

Section 7.01 Securitization of Loans................................  33

                              ARTICLE VIII DEFAULT

Section 8.01 Default by CRIIMI MAE; Rights and Remedies.............  35

              ARTICLE IX REPRESENTATIONS AND WARRANTIES; DEFAULTS

Section 9.01 Representations and Warranties.........................  37
Section 9.02 Breach of Representation; Default......................  37
Section 9.03 CRE's Representation and Warranties....................  37

                            ARTICLE X MISCELLANEOUS

Section 10.01 Term of Agreement; Survival; Exclusivity..............  38
Section 10.02 Indemnification.......................................  39
Section 10.03 Costs of Agreement Preparation........................  39
Section 10.04 Notices...............................................  39
Section 10.05 No Joint Venture......................................  41
Section 10.06 Actions Through Affiliates............................  41
Section 10.07 CRE's Discretion......................................  41
Section 10.08 Counterparts..........................................  42
Section 10.09 Trial by Jury Waived..................................  42
Section 10.10 Governing Law.........................................  42
Section 10.11 Amendments; Waivers...................................  42
Section 10.12 Press Releases........................................  42
Section 10.13 Entire Agreement......................................  43
Section 10.14 Successors and Assigns................................  43
Section 10.15 Survival..............................................  43
Section 10.16 Headings..............................................  43
Section 10.17 General Interpretive Principles.......................  44
Section 10.18 Reproduction of Documents.............................  44
Section 10.19 Deduction of Amounts Owed to CRE......................  45
Section 10.20 Obligation to Approve or Fund.........................  45
Section 10.21 Further Agreements....................................  45

                  Signature.........................................  42

EXHIBITS
         Exhibit A         Eligible Loan Criteria
         Exhibit B         Representations and Warranties of CRIIMI MAE
         Exhibit C         Form of CRIIMI MAE Closing Certificate
         Exhibit D         Contents of Mortgage File
         Exhibit E-1       Form of Commitment Letter
         Exhibit E-2       Form of Commitment Letter
         Exhibit F         Sample Calculations

         THIS AMENDED AND RESTATED MORTGAGE LOAN ORIGINATION AND DISPOSITION PROGRAM AGREEMENT (this "Agreement") is made as of May 1, 1998 (the "Effective Date") by and between CITICORP REAL ESTATE, INC., a Delaware corporation, having an address at 599 Lexington Avenue, New York, New York 10043, and CRIIMI MAE INC., a Maryland corporation, having an office at 11200 Rockville Pike, Rockville, Maryland 20852.
                                    RECITALS

                  A. CRE and CRIIMI MAE desire to develop a program for the origination, funding and securitization of Mortgage Loans secured by multifamily residential projects and commercial properties located throughout the United States and meeting the requirements set forth herein in an amount not to exceed $600,000,000 (the "Program").

                  B. CRE and CRIIMI MAE desire fully to amend and restate the Amended and Restated Mortgage Loan Origination Program Agreement made as of the 30th day of September, 1997, previously executed by the parties, as amended (the "Original Agreement").

                  NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that the Original Agreement is amended and restated as follows:

                                    ARTICLE I

Section 1.01 DEFINITIONS. For purposes of this Agreement the following capitalized terms shall have the respective meanings set forth below.

                  AFFILIATE: With respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities (including, without limitation, partnership interests), by contract or otherwise and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

                  AGREEMENT: This Amended and Restated Mortgage Loan Origination and Disposition Program Agreement, including all amendments hereof and exhibits, schedules and supplements hereto.

                  AGGREGATION PERIOD:  As defined in Section 5.01.

                  ALTA: The American Land Title Association, or any successor thereto.
                  APPRAISAL: An appraisal that conforms to FIRREA guidelines and is performed by an "MAI" appraiser.

                  APPRAISED VALUE: With respect to any Mortgaged Property, the value thereof as determined by the appraisal prepared at the time of origination of the Mortgage Loan.

                 APPROVAL LETTER: A letter from CRE to CRIIMI MAE evidencing CRE's approval of a Mortgage Loan to be funded under the Commitment.

                  APPROVED LOAN DOCUMENTATION: The forms of mortgage loan documents, as such may be revised from time to time, that are acceptable to CRE, CRIIMI MAE and the Rating Agencies and approved in advance by CRE.

                  ASSIGNMENT OF MORTGAGE: An assignment of the Mortgage, notice of transfer or equivalent instrument in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to give record notice of the assignment of the Mortgage to the assignee provided for therein.
                  ASSIGNMENT OF LEASES AND RENTS: With respect to any Mortgaged Property, any assignment of leases, rents and profits or similar instrument executed by the Mortgagor, assigning to the Mortgagee all of the income, rents and profits derived from the ownership, operation, leasing or disposition of all or a portion of such Mortgaged Property, in the form that was duly executed, acknowledged and delivered, as amended, modified, renewed or extended through the date hereof and from time to time hereafter.

                  BALLOON MORTGAGE LOAN: A Mortgage Loan that provided on the date of origination (or modification) for an amortization schedule extending beyond its maturity date.

                  BALLOON PAYMENT: With respect to any Balloon Mortgage Loan as of any date of determination, the Monthly Payment payable on the maturity of such Mortgage Loan.

                  BUILDING CONDITION REPORT: With respect to a particular Mortgaged Property, a building condition report delivered to CRIIMI MAE, together with any amendments or supplements thereto.

                  BUSINESS DAY: Any day other than a Saturday or Sunday, or a day on which banking institutions in the State of New York or the State of Maryland are authorized or obligated by law or executive order to remain closed.

                  CASH COLLATERAL RESERVE ACCOUNT: An account maintained at CRE, in CRE's name, into which CRIIMI MAE shall deposit the Cash Collateral Reserve Amount, as further described in Section 4.01.

                  CASH COLLATERAL RESERVE AMOUNT: The aggregate amount required to be deposited by CRIIMI MAE into the Cash Collateral Reserve Account, as provided in Section 4.01.

                  CERCLA: The Comprehensive Environmental Response, Compensation and Liability Act of 1980, 46 U.S.C. Section 9601 et seq., as amended.
                  CLEAN AIR ACT: The Clean Air Act, 42 U.S.C. Section 7401 et seq.
                  CLEAN WATER ACT: The Clean Water Act, 33 U.S.C. Section 1251 et seq.

                CLOSING DATE: With respect to each Mortgage Loan, the date on which CRE funds such Mortgage Loan.

                  CLOSING STANDARDS: CRE's closing standards and guidelines for the origination and closing of Mortgage Loans under the Program are contained in the CitiMae Sellers'/Servicers' Guide (8/94), as amended from time to time upon notice to CRIIMI MAE from CRE, except as expressly modified by this Agreement or by the parties by separate agreement.

                  CMBS: Commercial mortgage backed securities.

                  CODE: The Internal Revenue Code of 1986, as amended, or any successor statute.

                  COMMERCIAL PROPERTY: A single parcel of real property improved by one or more retail, office, warehouse, industrial, self-storage, hotel or any other income-producing improvements, as approved by CRE and specified in the Mortgage Loan Schedule.

                  COMMITMENT LETTER: A commitment or approval letter to a Mortgagor, issued by CRIIMI MAE, in the form attached hereto as Exhibit E-1 or E-2 and as further described in Section 2.03(a).

                  COOPERATIVE MORTGAGE LOAN: A Mortgage Loan secured by an underlying lien on a cooperative apartment building.

                  CRE: Citicorp Real Estate, Inc., its successors and assigns (by any name known).

                  CRIIMI MAE: CRIIMI MAE Inc., its successors and permitted assigns.

                  CRIIMI MAE CLOSING CERTIFICATE: With respect to any proposed Mortgage Loan, a certificate substantially in the form of Exhibit C here, given to CRIIMI MAE on or before the related Closing Date by the applicable loan origination counsel.

                  CSI: Citicorp Securities, Inc., its successors and assigns (by any name known).

                  DEBT SERVICE RATIO: With respect to any Mortgage Loan, as of any date of calculation, the ratio specified as such and calculated in accordance with the Underwriting Guidelines.

                  DEFAULTED MORTGAGE LOAN: A Mortgage Loan that is in monetary or non-monetary default, as defined in the related Mortgage Loan documents, at any time prior to Securitization thereof.

                  DUE DATE: With respect to any Mortgage Loan, the day of the calendar month set forth in the related Mortgage Note on which each Monthly Payment was scheduled to be first due, which shall be the first day of each month.
                  DUE DILIGENCE FILE: With respect to any Mortgage Loan, a file containing all credit and underwriting information and documentation and all Third Party Reports.

                  EFFECTIVE DATE:  May 1, 1998.

                  ELIGIBLE MORTGAGE LOAN: A Mortgage Loan that (a) complies with all requirements set forth in the Eligible Mortgage Loan Criteria, or (b) does not comply with one or more of the requirements set forth in the Eligible Mortgage Loan Criteria, but any such non-compliance is disclosed by CRIIMI MAE to CRE in a written exception report, identified as such, and specifically approved by CRE in writing prior to issuance by CRIIMI MAE of a Commitment Letter, which approval by CRE shall be subject to such additional conditions, documentation, information and reserve requirements as CRE may require.

                  ELIGIBLE MORTGAGE LOAN CRITERIA: The criteria for Mortgage Loans eligible for inclusion in the Program, as set forth in Exhibit A hereto, as amended from time to time by CRE in its reasonable discretion and as modified by CRE to reflect changes in Rating Agency requirements.

                  ENVIRONMENTAL ASSESSMENT OR ENVIRONMENTAL REPORT: A "Phase I Assessment" (and a "Phase II Assessment", if necessary) conducted in accordance with ASTM Standard E 1527-93 or any successor thereto published by ASTM (formerly known as the American Society of Testing and Materials).

                  EVENT OF DEFAULT: Any one of the events enumerated in Section 8.01.
                  EXIT FEE: The fee to be paid by CRIIMI MAE to CRE with respect to any Mortgage Loans sold by CRE hereunder (whether to CRIIMI MAE or to a third party), other than (i) Mortgage Loans sold by CRE to CRIIMI MAE and included in a Securitization, and (ii) Mortgage Loans sold solely because the Program Termination Date has not been extended. Such fee shall be 37.5 basis points multiplied by the aggregate outstanding principal balance of all of the Mortgage Loans so sold.

                  FIXED RATE MORTGAGE LOAN: A Mortgage Loan as to which the related Mortgage Note provides for a Mortgage Interest Rate that, as of the Closing Date, remains fixed through the remaining term thereof.

                  GUARANTY: A guaranty in form and substance acceptable to CRE, whereby CRIIMI MAE guaranties, for the benefit of CRE and CitiMae, Inc., payment and performance of the Servicer's obligations under the Servicing Agreement.

                  HOLDBACK: A portion of the proceeds of any Mortgage Loan that are funded at closing, but are to be held by CRIIMI MAE in an account acceptable to, and for the benefit of, CRE, pursuant to an agreement providing that such funds shall be released to the Mortgagor upon the satisfaction of conditions specified in such agreement or used to pay down the Mortgage Note upon failure to satisfy such conditions.

                  INDEPENDENT: When used with respect to any specified Person, any such Person who (i) is in fact independent of CRIIMI MAE, the related Mortgagor and any and all Affiliates thereof, (ii) does not have any direct financial interest in or any material indirect financial interest in any of CRIIMI MAE, the related Mortgagor or any Affiliate thereof, and (iii) is not connected with CRIIMI MAE, the related Mortgagor or any Affiliate thereof as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions; PROVIDED, HOWEVER, that a Person shall not fail to be Independent of CRIIMI MAE, the related Mortgagor or any Affiliate thereof merely because such Person is the beneficial owner of 1% or less of any class of securities issued by CRIIMI MAE, the related Mortgagor or any Affiliate thereof, as the case may be.

                  INSURANCE POLICY: With respect to any Mortgage Loan, any hazard insurance policy, flood insurance policy, earthquake insurance policy, hurricane insurance policy, title policy or other insurance policy that is maintained from time to time in respect of such Mortgage Loan or the related Mortgaged Property, which insurance policy complies with the Underwriting Guidelines.

                  LOAN PRICING RESERVE ACCOUNT: With respect to any Mortgage Loan, an account maintained at CRE, in CRE's name, as described in Section 4.02.

                  LOAN-TO-VALUE RATIO OR LTV: With respect to any Mortgage Loan, the ratio of the principal balance of the Mortgage Loan to the Appraised Value of the related Mortgaged Property.

                  MANAGEMENT AGREEMENT: With respect to each Mortgaged Property, the agreement between the Manager and the related Mortgagor pursuant to which the Manager operates and manages such Mortgaged Property as provided therein.

                  MANAGER: With respect to any Mortgage Loan and the related Mortgaged Property, a management company that has entered into a Management Agreement with the related Mortgagor for the operation and management of such Mortgaged Property as a Multifamily Property or a Commercial Property, as the case may be.

                  MARKET VALUE: With respect to any Mortgage Loan, as of any date of determination, the value thereof taking into account (a) market conditions (including rates, speeds and spreads) (b) the value of any hedge transaction associated with such Mortgage Loan and (c) the value of the related Loan Pricing Reserve Account, if any.

                  MARK-TO-MARKET:  As defined in Section 4.03.

                  MARK-TO-MARKET RESERVE ACCOUNT: An account maintained at CRE, in CRE's name, as described in Section 4.03.

                  MONTHLY PAYMENT: With respect to each Mortgage Loan, the scheduled combined payment of principal and interest (including any Balloon Payment) payable by a Mortgagor from time to time under the related Mortgage Note, without regard to any acceleration of principal of such Mortgage Loan by reason of default thereunder or any modification, waiver or amendment of such Mortgage Loan granted or agreed to by CRIIMI MAE pursuant to this Agreement.

                  MORTGAGE: With respect to each Mortgage Loan, the mortgage(s), deed(s) of trust or other instrument(s) securing the related Mortgage Note and creating a lien on the related Mortgaged Property.

                  MORTGAGE FILE: The items pertaining to a particular Mortgage Loan listed in Exhibit D hereto, and any additional documents required to be added to the Mortgage File pursuant to this Agreement.

                  MORTGAGE INTEREST RATE: With respect to each Mortgage Loan, the annual rate at which interest accrues thereon during the term thereof in accordance with the provisions of the related Mortgage Note.

                  MORTGAGE LOAN: Each Mortgage Loan with respect to which Origination Services are provided by CRIIMI MAE that is originated in the name of CRE on the related Closing Date pursuant to this Agreement and the related Commitment Letter and Approval Letter, is identified on the related Mortgage Loan Schedule and is included in the Program.

                  MORTGAGE LOAN SCHEDULE: With respect to any Mortgage Loan, the Underwriting Memorandum as amended or modified by agreement between CRE and CRIIMI MAE prior to the Closing Date with respect thereto.

                  MORTGAGE NOTE: The original executed note(s) or other evidence of the Mortgage Loan indebtedness of a Mortgagor.

                  MORTGAGED PROPERTY: With respect to each Mortgage Loan, all property described in the related Mortgage, including the real property, all improvements, fixtures, equipment and articles of personal property located on such real property and all rents, issues, profits and income derived from the operation of the real property.

                  MORTGAGEE: With respect to a Mortgage Loan, the mortgagee or beneficiary named in the Mortgage and the successors and assigns of such mortgagee or beneficiary, and the successors and assigns of such mortgagee or beneficiary.

                  MORTGAGOR:  The obligor or obligors on a Mortgage Note.

                  MORTGAGOR RESERVE PAYMENTS: As to any Mortgage Loan, any payments made by the related Mortgagor pursuant to an agreement between CRE and the related Mortgagor for the purpose of providing reserves for the costs associated with repairs to and replacement of capital items, environmental costs and lease rollover on the related Mortgaged Property.

                  MULTIFAMILY PROPERTY: A single parcel of real property improved by one or more detached multifamily housing structures each comprising five or more dwelling units, along with any related structures.

                  NET CARRY: As defined in Section 5.03.

                  NET CARRY RATE: With respect to any Mortgage Loan, as of any date of determination, a rate per annum equal to the related Mortgage Interest Rate then in effect minus (a) CRE's cost of funds, (b) CRE's hedging costs and
(c) the Servicing Fee Rate.

                  NET OPERATING INCOME: With respect to any Mortgaged Property, for any twelve month period, the total operating revenues actually derived from such Mortgaged Property during such period, minus the total fixed and variable operating expenses incurred in respect of such Mortgaged Property during such period other than (i) non-cash items such as depreciation and amortization, (ii) capital expenditures and (iii) debt service on loans secured by the Mortgaged Property.
                  OPINION OF COUNSEL: A written opinion of counsel for the Person on behalf of whom the opinion is being given, acceptable to CRE in its reasonable discretion.

                  ORIGINAL AGREEMENT:  As defined in the Recitals.

                  ORIGINATION SERVICES: With respect to any Mortgage Loan, the services provided by CRIIMI MAE in connection with the origination thereof, which services shall include the following:

                  (i) sourcing and underwriting Mortgage Loans in a manner consistent with the Underwriting Guidelines as they relate thereto;
                  (ii) ordering any and all Third Party Reports that are necessary or appropriate to underwrite the related Mortgage Loan;

                  (iii) inspecting the Mortgaged Property prior to issuance of a Commitment Letter;
                  (iv) furnishing to CRE all documentation, standard forms and Third Party Reports necessary or appropriate to the underwriting, origination and funding of the related Mortgage Loan;
                  (v) closing the Mortgage Loan in the name of CRE in accordance with the Closing Standards; and
                  (vi) performing all other services in connection with the origination of the Mortgage Loan as specifically provided herein or as reasonably requested by CRE.

                  ORIGINATION SERVICES STANDARD: The standard in accordance with which CRIIMI MAE shall be obligated to provide Origination Services, which shall be the standard of due care and diligence employed by prudent mortgage loan originators in connection with mortgage loans of a type similar to the Mortgage Loans.
                  PAR PRICE:  As defined in Section 4.02.

                  PASS-THROUGH TRANSFER: The sale or transfer of some or all of the Mortgage Loans to a trust to be formed as part of a publicly issued or privately placed, rated or unrated mortgage pass-through transaction.

                  PERSON: An individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

                  PORTFOLIO: As of any date of determination, all Mortgage Loans in the Program on such date, taken in the aggregate.

                  PORTFOLIO MARKET VALUE: As of any date of determination, the aggregate Market Value of all Mortgage Loans in the Program and any unfunded Mortgage Loan having an outstanding rate lock agreement plus any amounts in the Mark-to-Market Reserve Account and the Pricing Reserve Account.

                  PREMIUM LOAN: A mortgage loan with respect to which the mortgagee pays to the mortgagor consideration or "premium" at origination for the mortgagor's acceptance of the mortgage loan.

                  PREPAYMENT PREMIUM: Any premium, consideration or fee paid or payable, as the context requires, by a Mortgagor in connection with a Principal Prepayment.

                  PRINCIPAL PREPAYMENT: Any payment of principal in full made by the Mortgagor on a Mortgage Loan that is received in advance of its scheduled Due Date.

                  PROGRAM:  As defined in the Recitals.

                  PROGRAM PRICING MATRIX: The pricing matrix to be provided by CRE to CRIIMI MAE from time to time with respect to the Mortgage Loans, which pricing matrix shall be updated by CRE periodically, whenever changed, and delivered to CRIIMI MAE whenever changed.

                  PROGRAM TERMINATION DATE: The date on which the Program terminates, which shall be December 31, 1998.

                  PURCHASE PRICE: With respect to each Mortgage Loan purchased by CRIIMI MAE hereunder, the purchase price with respect thereto, calculated as provided in Section 6.01.

                  QUALIFIED INSURER: An insurance company or security or bonding company qualified to write the related Insurance Policy in the relevant jurisdiction and otherwise complying with the Insurance Requirements and acceptable to the Rating Agencies.

                  RATING AGENCY: Each of Moody's Investors Service, Inc., Standard & Poor's Rating Services, Fitch IBCA, Inc. or Duff & Phelps Credit Rating Co., or any successor thereof, as selected by CRE in its sole discretion.

                  RECOURSE OBLIGATION:  As defined in Article III.

                  REPRESENTATIONS AND WARRANTIES: The representations and warranties, of CRIIMI MAE as set forth in Exhibit B hereto, as amended from time to time by CRE as necessary or appropriate in the event of changes in Rating Agency or investor requirements.

                  RESERVE ACCOUNT: Any of the Cash Collateral Reserve Account, the Loan Pricing Reserve Account and the Mark-to-Market Reserve Account.

                  RESOURCE CONSERVATION AND RECOVERY ACT: The Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq.

                  SECURITIZATION: A sale of some or all of the Mortgage Loans in a rated Pass-Through Transfer as described in Section 7.01

                  SERVICER: CRIIMI MAE Services Limited Partnership or any successor thereto.

                  SERVICING AGREEMENT: The CitiMae Commercial Servicer Contract, effective as of July 22, 1996, between the Servicer and CitiMae, Inc. as agent for CRE, as supplemented by the Supplemental Agreement, dated as of July 22, 1996, between CRE and the Servicer.

                  SERVICING FEE: With respect to each Mortgage Loan, the amount of the fee to which the Servicer is entitled for servicing such Mortgage Loan calculated at the Servicing Fee Rate in accordance with the Servicing Agreement.

                  SERVICING FEE RATE: With respect to each Mortgage Loan, the rate per annum to be used in calculating the Servicing Fee for such Mortgage Loan prior to Securitization thereof, which rate shall be 12.5 basis points.

                  THIRD PARTY REPORT: Any Appraisal, Building Condition Report, Environmental Assessment or any other third party study, report or review prepared in connection with the origination of a Mortgage Loan.

                  TOXIC SUBSTANCES CONTROL ACT: The Toxic Substances Control Act, 15 U.S.C. Section 2601 et seq.

                  UNDERWRITING GUIDELINES: The CitiMae Underwriting Guidelines, as amended from time to time upon notice to CRIIMI MAE from CRE. A copy of the Underwriting Guidelines as in effect on the date hereof has been provided by CRE to CRIIMI MAE.

                  WHOLE LOAN TRANSFER: The sale or transfer of some or all of the ownership interest in the Mortgage Loans by CRE to one or more third parties in a whole loan or participation format.

                                   ARTICLE II
                                LOAN ORIGINATION

Section 2.01 LOAN SOURCING AND UNDERWRITING BY CRIIMI MAE. CRIIMI MAE shall perform the Origination Services as set forth herein in accordance with the Origination Standard. Commencing on or after the Effective Date, CRIIMI MAE shall deliver to CRE for its consideration a comprehensive underwriting memorandum for each Mortgage Loan that CRIIMI MAE proposes be included in the Program. The form of underwriting memorandum must be pre-approved by CRE, shall indicate in writing approval by CRIIMI MAE's Credit Committee and shall include at a minimum: a description of the Mortgaged Property, a cap rate valuation, an analysis of the historical and underwritten projected Mortgaged Property operating performance, the Debt Service Ratio, rent roll and tenant information, market information, maps, photographs, lease and sale comparables, and Mortgagor credit history and an analysis of the Mortgagor's experience. The underwriting memorandum must also disclose, in the form of an exception report (which report is identified as such) any exception to the Underwriting Guidelines, the Closing Standards, the Eligible Mortgage Loan Criteria and the Representations and Warranties. In connection with the origination of each Mortgage Loan, CRIIMI MAE, at its own or the Mortgagor's expense, shall engage or cause to be engaged, third parties, acceptable to CRE, to appraise the related Mortgaged Property and to conduct engineering and environmental reviews thereof, and to furnish Third Party Reports with respect thereto in compliance with the requirements set forth in Section 2.07.

Section 2.02 CRE UNDERWRITING; MORTGAGE LOAN PRICING.

                  (a) After receipt of the related underwriting memorandum complying with Section 2.01, CRE may, in its sole discretion, either (x) notify CRIIMI MAE that

CRE accepts or rejects the proposed Mortgage Loan submitted by CRIIMI MAE, or
(y) notify CRIIMI MAE that CRE requires (I) additional information or revisions or (II) receipt and review of satisfactory Third Party Reports before it will further evaluate the proposed Mortgage Loan, and shall notify CRIIMI MAE in writing of its determination with respect thereto (i) not later than five (5) Business Days after CRE's receipt of the related underwriting memorandum (provided that CRE shall use reasonable efforts to notify CRIIMI MAE of such determination within three (3) Business Days), or (ii) if CRE has notified CRIIMI MAE that CRE requires (I) additional information or (II) revisions or receipt and review of satisfactory Third Party Reports, not later than seven (7) Business Days after CRE's receipt of either the additional information or revisions or the satisfactory Third Party Reports, as the case may be, with respect thereto. After CRE completes its initial underwriting, CRE shall determine the subordination levels with respect to the Mortgage Loan in its reasonable judgment. If and when CRE approves a Mortgage Loan, CRE shall issue to CRIIMI MAE CRE's Approval Letter as set forth in Section 2.03. At any time prior to issuance of its Approval Letter, CRE may in its sole discretion, for any reason relating to the quality and/or value of such Mortgage Loan, as determined by CRE in its discretion, reject the subject Mortgage Loan. CRE may, in its discretion, review any Mortgage Loan to determine such Mortgage Loan's compliance with the Eligible Mortgage Loan Criteria, the Underwriting Guidelines, the Closing Standards, the Representations and Warranties and any and all other requirements set forth herein, and may, in its sole discretion, reject for funding any Mortgage Loan that is not in compliance with the foregoing. In no event shall CRE accept for funding any Mortgage Loan if the original principal balance thereof, when combined with the aggregate original principal balance of all other Mortgage Loans funded by CRE under the Program, would exceed $600,000,000 or would result in a violation of Section 2 of the Eligible Mortgage Loan Criteria. With respect to any proposed

Mortgage Loan, CRE may, at its option, conduct its own inspection of the related Mortgaged Property, and, if the original principal balance of such Mortgage Loan is expected to exceed $10,000,000, CRIIMI MAE shall reimburse CRE for CRE's reasonable out-of-pocket costs, not to exceed $3000 with respect to any Mortgaged Property, with respect to such inspection.

                  (b) CRIIMI MAE shall quote prices to Mortgagors based upon the most recent Program Pricing Matrix. The Program Pricing Matrix shall reflect pricing (excluding any profit but including all CRE fees) for the Mortgage Loans as determined by CRE in its sole discretion based upon the following:

                  SECURITIES TRANCHE             SPREAD
                  ------------------             ------
                  Investment grade               CMBS market spreads and
                                                 premium for the Program, as
                                                 as determined by CRE in its
                                                 sole discretion.

                  Non-investment grade           CMBS market spread, as
                                                 determined by CRE in its sole
                                                 discretion.

                  Interest only strip            Margin over the interpolated
                                                 average life on U.S.
                                                 Treasury Securities of
                                                 underlying notional amount
                                                 of securities (assuming
                                                 spreads and speeds to be
                                                 determined by CRE in its
                                                 sole discretion).

The Par Price with respect to any Mortgage Loan having a term of ten (10) years and an amortization schedule of twenty-five (25) or thirty (30) years shall be 20 basis points less than the related Program Price Matrix percentage; the Par Price with respect to any other types of Mortgage Loans shall be as set forth in the Program Pricing Matrix or as otherwise prescribed by CRE in its discretion. It is understood and agreed that CRE shall have no responsibility to CRIIMI MAE with respect to CRIIMI MAE's making or failing to make a profit on any Mortgage Loan or Mortgage Loans, and that CRE shall be entitled to all fees and other amounts payable to CRE hereunder with respect to any Mortgage Loan, regardless of whether CRIIMI MAE makes any profit with respect thereto. CRIIMI MAE shall notify CRE in writing, at the address specified by CRE to CRIIMI MAE from time to time, or electronically on a weekly basis, as to the Mortgage Loans to be funded during the next week, provided that any such notice with respect to any Mortgage Loan shall be given by CRIIMI MAE not less than two (2) Business Days prior to such funding, and CRE shall inform CRIIMI MAE as to whether CRE anticipates that the pricing on any such Mortgage Loan will be below the Par Prices, which indication on the part of CRE shall be given in good faith but shall be subject to change by CRE in its discretion as warranted by market conditions as reflected in the Program Pricing Matrix. CRE shall, upon request of CRIIMI MAE, discuss with CRIIMI MAE the manner in which the numbers set forth in the Program Pricing Matrix were derived. CRIIMI MAE may vary the pricing of any Mortgage Loan from the Program Pricing Matrix. In the event that the price on any Mortgage Loan is below the Par Price with respect thereto, CRIIMI MAE shall be required to deposit funds into the Loan Pricing Reserve Account with respect thereto, in accordance with the provisions of Section 4.02.

Section 2.03 Loan  Commitment, Rating Locking, Closing and Funding.

                  (a) CRE shall issue to CRIIMI MAE an Approval Letter, in CRE's standard form, promptly after a Mortgage Loan has been approved by CRE for inclusion in the Program. CRIIMI MAE shall promptly thereafter issue to the related Mortgagor a Commitment

Letter having terms and conditions consistent with the Approval Letter. CRIIMI MAE may send out a Commitment Letter prior to receipt of CRE's Approval Letter, provided that it shall do so at its own risk, and the fact of CRIIMI MAE's having sent out such Commitment Letter prior to receipt of CRE's Approval Letter shall not in and of itself create any obligation on the part of CRE to fund any Mortgage Loan.

                  (b) At a time mutually agreed upon by CRIIMI MAE and CRE before funding of the Mortgage Loan, CRIIMI MAE may request a rate lock and at such time shall provide to CRE a summary of the terms of each Mortgage Loan to be rate-locked and a CRE approved form of rate lock agreement executed by CRIIMI MAE. In no event may CRIIMI MAE request a rate lock later than four (4) hours prior to the time at which the rate lock is to take effect. CRE will execute and hedge the rate lock for such Mortgage Loan. CRIIMI MAE shall immediately (i) notify CRE if a Mortgage Loan that has been rate locked will not be funded under the Program, and (ii) pay to CRE the cost of unwinding the hedge. Any funds received by CRIIMI MAE from a Mortgagor as a deposit for the rate lock protection shall be deposited by CRIIMI MAE in a segregated account, maintained at a bank acceptable to CRE, in trust for the benefit of the related Mortgagor. No rate lock shall exceed 30 days.

                  (c) Each Mortgage Loan shall be documented with the most current Approved Loan Documents for the type of related Mortgaged Property and for the jurisdiction in which the related Mortgaged Property is located. CRIIMI MAE acknowledges that it has reviewed the Approved Loan Documents and that such documents, to the extent no modifications are made that would materially and adversely affect the Mortgagee's interest thereunder, are acceptable to CRIIMI MAE for the purposes of the Program and CRIIMI MAE's obligations under this Agreement; PROVIDED, HOWEVER, that CRIIMI MAE shall be entitled to request changes to the Approved Loan Documents, and any changes shall be made subject to CRE's reasonable approval and at CRIIMI MAE's sole cost and expense (which costs and expenses shall include any and all reasonable fees and expenses of CRE's legal counsel with respect to the review thereof).

                  (d) In closing a Mortgage Loan, CRIIMI MAE shall follow the Closing Standards. Without limiting the generality of the foregoing, in connection with the closing and funding of each Mortgage Loan, CRIIMI MAE shall deliver to CRE not less than two (2) Business Days prior to the closing and funding of any Mortgage Loan the following funding package with respect thereto: a notice to the Mortgagor setting forth the amount of the advance and executed by an authorized officer of CRIIMI MAE, a Mortgage Loan Schedule providing the terms of the Mortgage Loan and approved by an authorized officer of CRIIMI MAE, wiring instructions and a receipt and acknowledgment from a title insurance company of documents required for funding. With respect to title insurance companies, CRIIMI MAE shall require the Mortgagor to appoint an escrow agent, or failing such approval to provide to CRE a closing protection letter from a title insurance company approved by CRE, acknowledging such company to be an authorized agent of the approved title insurance company. CRIIMI MAE shall designate counsel, subject to CRE's approval, to assist CRIIMI MAE in connection with the closing and funding of each Mortgage Loan, and no Mortgage Loan shall be closed and funded without the prior approval of such counsel and CRE. Upon satisfaction of CRIIMI MAE and the related Mortgagor of all of the conditions set forth herein and in the Approval Letter, or in the related Commitment Letter, as applicable, and subject to CRE's receipt of a satisfactory CRIIMI MAE Closing Certificate from CRIIMI MAE, CRE shall fund the Mortgage Loan in accordance with the terms of the Approval Letter.

                  (e) All costs and expenses associated with the origination, preparation of Mortgage Loan documents, title review and closing costs of any Mortgage Loan, including, without limitation, legal and brokerage fees, shall be paid by the Mortgagor as provided in the related Commitment Letter, or otherwise paid by CRIIMI MAE, unless otherwise agreed in writing by CRE and CRIIMI MAE.

Section 2.04 ORIGINATION FEES.

                  (a) Simultaneously with the closing and funding of each Mortgage Loan, a loan origination fee (together with the Cash Collateral Reserve Amount to be deposited in the Cash Collateral Reserve Account pursuant to
Section 4.01) shall be paid by CRIIMI MAE to CRE in accordance with the following schedule, regardless of whether CRIIMI MAE collects the related amount from the Mortgagor:
                                    (i) For Mortgage Loans that are secured by
                  either Multifamily Property or manufactured housing projects, CRE shall receive an amount equal to the greater of (a) $5,000.00 and (b) 0.25% of the original principal amount of the Mortgage Loan.

                                    (ii) For Mortgage Loans that are secured by
                  any other type of Mortgaged Property, CRE shall receive an amount equal to the greater of (a) $7,500.00 and (b) 0.25% of the original principal amount of the Mortgage Loan.


                  (a) In the event CRIIMI MAE receives payment of a loan origination fee from a Mortgagor that is in excess of the origination fee due to CRE pursuant to Section 2.04(a), CRIIMI MAE shall be entitled to retain such excess amount; PROVIDED, HOWEVER, that in no event shall CRIIMI MAE be permitted to charge an origination fee with respect to any Mortgage Loan that exceeds 2% of the original principal amount of such Mortgage Loan.

Section 2.05 SECONDARY MARKET LOAN ACQUISITIONS; CRE ORIGINATIONS.

                  (a) In the event that CRIIMI MAE proposes that CRE acquire any existing mortgage loan or loans from an unrelated third party for inclusion in the Program, CRE and CRIIMI MAE shall establish in advance a written procedure for the acquisition of such loan or loans consistent with the terms of this Agreement, including the requirement for the establishment of the Reserve Accounts with respect thereto pursuant to Article IV hereof, the payment of an origination fee pursuant to Section 2.04, any additions to or deletions from the Representations and Warranties that CRIIMI MAE will be required to make with respect thereto and the appropriate forms of loan documents with respect thereto. The origination fee payable in connection with such acquisition shall be calculated based upon the acquisition price for the loan or loans in lieu of the then current principal amount thereof. The costs and expenses related to all secondary market acquisitions shall be paid by CRIIMI MAE.

                  (b) CRE may originate Mortgage Loans for the Program, subject to CRIIMI MAE's underwriting and approval, and subject to agreement between the parties with respect thereto. With respect to each Mortgage Loan so originated by CRE, CRE shall be entitled to receive compensation as agreed by the parties. All such Mortgage Loans originated by CRE shall otherwise be subject to all of the terms and conditions thereof, including the Recourse Obligation and the obligations with respect to the Reserve Accounts.

Section 2.06 DELIVERY OF LOAN DOCUMENTS AND PREPARATION OF RATING AGENCY MATERIALS. CRIIMI MAE shall deliver or cause to be delivered to CRE, not later than three (3) Business Days after the Closing Date with respect to any Mortgage Loan, the original Mortgage Note and a copy of the related Mortgage. CRIIMI MAE shall prepare, or cause to be prepared, a comprehensive closing file for each Mortgage Loan in accordance with the Closing Standards. The closing file shall include all customary and usual documentation required in connection with closing, recording, assigning and endorsing a multifamily or commercial mortgage loan, as the case may be (which assignment and endorsement documents shall include assignments and endorsements to CRE, if necessary, and assignments and endorsements from CRE in blank), including without limitation all documents required to be contained in the Mortgage File and all documentation required to be contained in the Due Diligence File. The complete closing file with respect to each Mortgage Loan, except for such documents as are required to be delivered earlier as described above, shall be delivered to CRE not later than two weeks after the Closing Date. With respect to each Mortgage Loan, CRIIMI MAE and CRE shall work together for the assembly of all Rating Agency materials.


Section 2.07 THIRD PARTY REPORTS. Each Third Party Report shall be (a) based on a scope of work mutually agreeable to CRE and CRIIMI MAE, (b) be in a form acceptable to, or otherwise provided by, CRIIMI MAE and CRE, (c) be acceptable in substance (including any conclusions contained therein) to CRE, (d) be prepared by an Independent Person, (e) meet minimum Rating Agency requirements and (f) be addressed to CRE and provide that CRE may rely thereon.

Section 2.08 CRE's OWNERSHIP INTEREST. Notwithstanding any other provision set forth herein, the parties intend that CRE is the owner of all right, title and interest in and to the Mortgage Loans; PROVIDED, HOWEVER, that in the event that CRE is deemed not to be the owner of the Mortgage Loans, CRIIMI MAE shall be deemed to have granted to CRE, and CRE shall be deemed to have, as security for the performance by CRIIMI MAE of its obligations hereunder, a valid and perfected security interest in, all of the Mortgage Loans, whether now owned or existing, hereafter acquired or arising, or in which CRIIMI MAE now or hereafter has any rights, and wherever located, and to the extent not included in the foregoing, all proceeds, products, offspring, rents, revenues, issues, profits, royalties, income, benefits, accessions, additions, substitutions and replacements of and to any and all of the foregoing.

                                  ARTICLE III
                        CRIIMI MAE's RECOURSE OBLIGATION

                  In addition to, and without regard to the amounts of, the Reserve Accounts described in Article IV, CRIIMI MAE hereby agrees that it shall be subject to an unconditional irrevocable recourse obligation equal to 5% of the aggregate original principal balance of all Mortgage Loans funded by CRE hereunder (the "Recourse Obligation"). The Recourse Obligation shall be available to CRE to satisfy any and all amounts due to CRE hereunder and not otherwise paid, shall be paid by CRIIMI MAE to CRE promptly upon CRE's notice to CRIIMI MAE with respect thereto, and shall not be subject to offset, counterclaim or defense of any kind by CRIIMI MAE. In the event of a downgrade of CRIIMI MAE's rating (currently BB for Fitch and S&P and B1 for Moody's) by one or more of the Rating Agencies, CRIIMI MAE shall deposit an amount equal to the full outstanding amount of the Recourse Obligation, in the Mark-to-Market Reserve Account, in accordance with all of the requirements with respect thereto as set forth in Article IV, on the next Business Day after the Business Day upon which CRIIMI MAE receives notice of any such downgrade and in any event no later than the next Business Day after the Business Day on which it received notice from CRE to make such deposit, provided that any such notice received by CRIIMI MAE after 10:30 A.M. New York time on a Business Day shall be deemed received on the next succeeding Business Day. After such deposit, CRIIMI MAE shall, simultaneously with the funding of each new Mortgage Loan thereafter, deposit in the Mark-to-Market Reserve Account, in addition to any other amounts required to be deposited therein or in any other Reserve Account, an amount equal to 5.0% of the original principal balance of such new Mortgage Loan.

                  CRIIMI MAE shall provide to CRE: (a) financial statements (including balance sheets and related statements of income and retained earnings) quarterly within 50 days of the quarter end for CRIIMI MAE for both the quarter ended and year to date and annual audited financial statements within 120 days of the CRIIMI MAE fiscal year end, and monthly, within 10 days of month's end, in-house summary liquidity position and summary sources and uses of cash and such other interim financial information as may be reasonably requested by CRE; and (b) affirmation that such documents which are furnished to CRE shall fairly present the financial condition of the CRIIMI MAE and its subsidiaries at such date and results of the operations of CRIIMI MAE and its subsidiaries for the period ended on such date, all in accordance with generally accepted accounting principles consistently applied, and that there has been no material adverse changed in such condition or operations. The shareholders' equity of CRIIMI MAE shall at all times exceed $550,000,000.

                                   ARTICLE IV
                                RESERVE ACCOUNTS

Section 4.01 CASH COLLATERAL RESERVE ACCOUNT. Concurrently with the funding of each Mortgage Loan, CRIIMI MAE shall deposit with CRE, in the Cash Collateral Reserve Account, the related Cash Collateral Reserve Amount determined as provided in this Section 4.01. The Cash Collateral Reserve Amount with respect to any Mortgage Loan shall be subject to subordination levels generated via the CRE model, and shall be not less than 5% of the greater of the outstanding principal balance and the purchase price paid by CRE for Mortgage Loans with less than a 16% subordination level to the BBB using the CRE model. For Mortgage Loans with a subordination level above 16% to the BBB using the CRE model, the Cash Collateral Reserve Amount will equal 5% plus half the difference between the level generated via the CRE model and 16% (e.g., for a 20% subordination level to the BBB it would be 20%-16% times 50% equals 2.0% additional subordination reserve for a total of 7.0%). In the event that any Mortgage Loan, while in the Program, performs in such a manner that this subordination model reflects a subordination level below 16% to the BBB, and provided that no Event of Default shall have occurred and be continuing, any excess Cash Collateral Reserve Amounts shall be promptly refunded to CRIIMI MAE; PROVIDED, HOWEVER, that in no event shall the Cash Collateral Reserve Amount at any time be less than 5% of the outstanding principal balance of the Portfolio. Upon the sale by CRE of any Mortgage Loan, CRE may apply amounts in the Cash Collateral Reserve Account in satisfaction in whole or in part of CRIIMI MAE's obligation to pay the Purchase Price and other amounts due CRE with respect thereto. Any amounts remaining in the Cash Collateral Reserve Account with respect to any Mortgage Loan after disposition thereof by CRE and the satisfaction by CRIIMI MAE of all of its obligations hereunder, with respect thereto, including any amounts representing interest on such funds, shall be promptly released by CRE to

CRIIMI MAE. The Cash Collateral Reserve Account shall also be subject to the general provisions regarding Reserve Accounts as set forth in Section 4.04.

Section 4.02 LOAN PRICING RESERVE ACCOUNT. In the event that a Mortgage Loan is funded at a price below the par price with respect thereto as established by CRE pursuant to the Program Pricing Matrix (the "Par Price"), concurrently with the funding of the related Mortgage Loan, CRIIMI MAE shall deposit with CRE, in the Loan Pricing Reserve Account, an amount equal to the excess of the Par Price over the funding price. If at any time during the period in which a Mortgage Loan as to which a deposit has been made into the Loan Pricing Reserve Account remains subject to the Program, the Program Pricing Matrix is revised by CRE and as a result of such revision the Par Price for the related Mortgage Loan would be, at such date of determination, lower than the Par Price thereof on the Closing Date, CRE shall, provided that no Event of Default shall have occurred and be continuing, promptly release to CRIIMI MAE from the Loan Pricing Reserve Account an amount equal to the excess of the Par Price on the Closing Date over the Par Price at such date of determination. Upon the sale by CRE of any Mortgage Loan as to which a deposit continues to be held in the Loan Pricing Reserve Account as of the date of such sale, CRE may apply any amounts in the Loan Pricing Reserve Account in satisfaction in whole or in part of CRIIMI MAE's obligation to pay the Purchase Price and other amounts due to CRE with respect thereto. Any amounts remaining in the Loan Pricing Reserve Account with respect to a Mortgage Loan after disposition thereof by CRE and the satisfaction by CRIIMI MAE of all of its obligations hereunder with respect thereto, including any amounts representing interest on such funds, shall, provided that no Event of Default shall have occurred and be continuing, be released promptly by CRE to CRIIMI MAE. The Loan Pricing Reserve Account shall also be subject to the general provisions regarding Reserve Accounts as set forth in Section 4.04.

Section  4.03  MARK-TO-MARKET; MARK-TO-MARKET RESERVE ACCOUNT.

         CRE shall value the Portfolio periodically, as determined by CRE in its sole discretion, but in no event less frequently than monthly, based upon characteristics of the Mortgage Loans and market conditions generally (including interest rates, spreads and speeds) (such valuation, "Mark-to- Market"). When, as a result of a Mark-to-Market, the Portfolio Market Value is less than 97.5% of the aggregate principal balance of the Portfolio, CRE shall so notify CRIIMI MAE. CRIIMI MAE shall, on the Business Day on which CRIIMI MAE receives such notice if received by 10:00 A.M. New York time or not later than the next succeeding Business Day after receipt of such notice if received after 10:00 A.M. New York time, remit to CRE, for deposit in the Mark-to-Market Reserve Account, an amount, up to the amount of the Recourse Obligation, that, when added to the Portfolio Market Value, equals an amount not less than 97.5% of the aggregate principal balance of the Portfolio; PROVIDED, HOWEVER, that (i) upon depletion of the Recourse Obligation and (ii) the decline in the Portfolio Market Value below 97.5%, CRE shall have such remedies as described in the last sentence of Section 6.02, subject to the limitations set forth therein. In the event that at the time of any Mark-to-Market, the Portfolio Market Value exceeds 97.5% of the aggregate principal balance thereof, CRE shall, assuming that (i) no Event of Default has occurred and is continuing, and (ii) no downgrade has occurred and is continuing, release to CRIIMI MAE within one (1) Business Day after such determination, such excess amounts in the Mark-to-Market Reserve Account and the Recourse Obligation of CRIIMI MAE shall increase by an amount equal to the amount released by CRE, but in no event shall such increase exceed the maximum amount of the Recourse Obligation. Upon the sale by CRE of any Mortgage Loan, CRE may apply amounts in the Mark-to-Market Reserve Account in satisfaction in whole or in part of CRIIMI MAE's obligation to pay the Purchase Price and other amounts due to CRE with respect thereto. Any amounts remaining in the Mark-to- Market Reserve Account after disposition by CRE of all of the Mortgage Loans and the satisfaction by CRIIMI

MAE of all of its obligations hereunder, including any amounts representing interest on such funds, shall be released promptly by CRE to CRIIMI MAE. The Mark-to-Market Reserve Account shall also be subject to the general provisions regarding Reserve Accounts set forth in Section 4.04.

Section 4.04 GENERAL REQUIREMENTS REGARDING RESERVE ACCOUNTS.

                  (a) All deposits in the Reserve Accounts shall be in cash or in U.S. Treasury Securities with original maturities not exceeding six (6) months or such other investments as the parties may agree.

                  (b) The Reserve Accounts (if cash) shall be interest-bearing cash reserve or money market accounts, as directed by CRIIMI MAE, held at Citibank, N.A. in the name of CRE. CRE shall not be responsible for any losses resulting from such investment or for obtaining any specific level or percentage of earnings. The amounts deposited into the Reserve Accounts plus any earnings thereon shall serve as security for the obligation of CRIIMI MAE to purchase the Mortgage Loans in accordance with the provisions of Article VI and the other obligations of CRIIMI MAE as set forth in this Agreement.

                  (c) CRE shall have sole dominion and control over the Reserve Accounts subject to the terms of this Agreement. Except as otherwise expressly provided in this Agreement, neither CRIIMI MAE nor CRE shall grant or permit any liens or claims to arise with respect to the Reserve Accounts. CRIIMI MAE hereby grants a first priority security interest in the Reserve Accounts to CRE as security for CRIIMI MAE's obligation to purchase the Mortgage Loans in accordance with the terms of this Agreement and the performance by CRIIMI MAE of all of its other obligations pursuant to this Agreement and CRIIMI MAE agrees to execute any agreement reasonably requested by CRE in furtherance of such security interest.

                  (d) Except as otherwise provided in this Agreement, all investment earnings on amounts on deposit in the Reserve Accounts shall be added to and become a part of the Reserve Accounts. CRIIMI MAE and CRE agree that the investment earnings that accrue on amounts on deposit in the Reserve Account may be applied towards the Purchase Price of the Mortgage Loans.

                  (e) For tax purposes, notwithstanding anything contained herein, all investment earnings on Reserve Account funds shall be deemed to be income of CRIIMI MAE and CRIIMI MAE shall indemnify and hold CRE harmless from and against any tax liability resulting therefrom, which indemnification shall survive the expiration or earlier termination of this Agreement.

                  (f) Provided that no Event of Default has occurred and is continuing, all interest, if any, on any Reserve Account remaining therein, and not previously released or applied as provided herein, shall be released by CRE to CRIIMI MAE on or before December 1, 1998.

                                    ARTICLE V
                               AGGREGATION PERIOD

Section 5.01 AGGREGATION PERIOD. All Mortgage Loans shall be held by CRE in accordance with the terms and conditions contained herein until the earliest to occur of (i) the Program Termination Date, (ii) the date on which the aggregate principal amount of Mortgage Loans as CRE and CRIIMI MAE mutually agree is sufficient for a Securitization have been aggregated by CRE for the Program and the Mortgage Loans are sold in a Securitization and (iii) the date of disposition of the Mortgage Loans (other than through a Securitization) in accordance with this Agreement (the "Aggregation Period"). Notwithstanding anything to the contrary set forth herein, it is expressly understood that effective as of 30 days prior to the end of the Aggregation Period, CRE may, in its sole discretion, cease funding any additional Mortgage Loans under the Program pursuant to any new Approval Letters or extension of the term of any then existing Approval Letters.

Section 5.02 HEDGING DURING AGGREGATION PERIOD. CRE shall be responsible, in accordance with the procedures set forth herein, for executing an interest rate hedge with respect to each of the Mortgage Loans held by CRE during the Aggregation Period, such hedging strategy to be mutually agreed upon by CRE and CRIIMI MAE. If the parties fail to reach agreement with respect thereto, CRE shall hedge the Mortgage Loans in accordance with its then-standard hedging strategy. CRIIMI MAE shall be prohibited from advocating an alternative hedging strategy that permits the lender self-insurance against interest rate risk. CRE agrees to discuss and coordinate its hedging strategy with CRIIMI MAE. CRE agrees to provide to CRIIMI MAE timely monthly position reporting (including cost of hedge) and, periodically, any additional information on the position reasonably requested by CRIIMI MAE, including the cost of unwinding any hedge.

Section 5.03 NET CARRY DURING AGGREGATION PERIOD. On the last business day of each month, CRE shall distribute (together with an accounting therefor) one-half of the Net Carry (if positive) received during the calendar month ended immediately preceding the month in which the date of distribution occurs; PROVIDED, HOWEVER, that if at any time cumulative Net Carry losses exist, CRIIMI MAE shall remit 100% of such losses to CRE immediately, and that no Net Carry remittances to CRIIMI MAE shall be made until negative Net Carry losses are remitted by CRIIMI MAE to CRE. In the event that the Portfolio Market Value is less than 97.5% of the aggregate principal balance thereof, Net Carry remittances will be retained by CRE until settlement of the related Securitization. "Net Carry" for a calendar month means interest at the Net Carry Rate.

Section 5.04 SERVICING OF MORTGAGE LOANS DURING AGGREGATION PERIOD. During the Aggregation Period, CRIIMI MAE shall cause the Servicer to service each Mortgage Loan pursuant to the Servicing Agreement for the related Servicing Fee, which Servicing Fee shall be payable monthly, only out of the interest portion of the Monthly Payment received by CRIIMI MAE with respect to the related Mortgage Loan. In the event of a conflict between the Servicing Fee Rate set forth herein and the servicing fee rate as set forth in the Servicing Agreement, the Servicing Fee Rate set forth herein shall be deemed to control. After the Securitization with respect to any Mortgage Loan, CRIIMI MAE shall cause the Servicer to continue to service such Mortgage Loan for a servicing fee calculated at a rate per annum acceptable to the Rating

Agencies plus broker strips. The payment and performance of the obligations of the Servicer under the Servicing Agreement with respect to the Mortgage Loans prior to the related Securitization shall be guaranteed to CRE and CitiMae, Inc. by CRIIMI MAE pursuant to the Guaranty.

                                   ARTICLE VI
                    CRIIMI MAE ACQUISITION OF MORTGAGE LOANS

Section 6.01 CRIIMI MAE'S COMMITMENT TO PURCHASE MORTGAGE LOANS. CRIIMI MAE hereby agrees to purchase the Mortgage Loans from CRE in accordance with the terms hereof upon the earliest to occur of: (i) the end of the Aggregation Period, (ii) a date mutually agreeable to the parties to this Agreement and
(iii) otherwise as required hereunder. The Purchase Price of each Mortgage Loan shall be equal to the sum of: (i) the outstanding principal balance of such Mortgage Loan (or the purchase price thereof, for any Loans acquired pursuant to Section 2.05(a), reduced by any amortization of the principal balance of such Mortgage Loan after the date of acquisition), (ii) 50% of the accrued and unpaid positive Net Carry on the Mortgage Loan (after taking into account any unallocated negative Net Carry realized for any preceding monthly periods),
(iii) the amount, if any, advanced by the Servicer with respect to a monetary default or a non-monetary default with respect to such Mortgage Loan pursuant to the terms of the Servicing Agreement (which sums shall be reimbursed directly to the Servicer), (iv) 50% of the aggregate amount of any excess negative Net Carry with respect to such Mortgage Loan not taken into account pursuant to clause
(ii) above, (v) any loss associated with the hedge position on the Mortgage Loan during the time it is included in the Program that is not otherwise recognized as positive Net Carry pursuant to Section 6.01 (ii) or negative Net Carry pursuant to Section 6.01 (iv), and (vi) the related Exit Fee, if applicable. If the hedge position on a Mortgage Loan during the period that is included in the Program results in a gain that is not otherwise recognized as positive Net Carry pursuant to Section 6. 01 (ii) or negative Net Carry pursuant to Section 6.01(iv), such gain shall be deducted from the Purchase Price for such Mortgage Loan. The amounts on deposit in the Reserve Accounts, including amounts representing investment earnings, may be credited towards the Purchase Price of the Mortgage Loans, and the balance shall be payable in cash.

Section 6.02 SALE OF MORTGAGE LOANS. If, by the Program Termination Date or an earlier mutually agreed upon date, the parties have determined not to proceed with a Securitization and have not otherwise disposed of the Mortgage Loans in a mutually satisfactory manner, and in such other instances as are provided herein, CRIIMI MAE shall be obligated to purchase the Mortgage Loans (or some of the Mortgage Loans if so provided herein). In the event that CRIIMI MAE fails to purchase any Mortgage Loan or Mortgage Loans required to be purchased by CRIIMI MAE hereunder, CRE may sell such Mortgage Loan or Mortgage Loans. In connection with any sale of the Mortgage Loans hereunder other than to CRIIMI MAE, CRIIMI MAE shall pay all costs and expenses of CRE in connection with such sale up to a maximum amount of $500,000. In the event the net sales price realized from the disposition of such Mortgage Loan is less than the Purchase Price allocable thereto plus any costs and expenses of CRE (up to the limit set forth above) in connection therewith, CRE shall have the right to apply amounts in the Reserve Accounts to cover any shortfall. To the extent that funds in the Reserve Accounts are inadequate with respect thereto, CRIIMI MAE shall, promptly upon request by CRE, remit funds under the Recourse Obligation up to the amount available thereunder, to cover any remaining shortfall. If at any time (i) the Portfolio Market Value is less than 97.5% and (ii) there are no further amounts remaining available under the Recourse Obligation, CRE may, at its sole discretion, terminate the Program and exercise all other remedies as set forth in Section 8.01

(b), (c) and (d) as though an Event of Default had occurred, and all of the provisions of such sections shall be applicable with respect thereto; PROVIDED, HOWEVER, that CRE shall not exercise such right in the event that CRIIMI MAE elects, at its option, to deposit funds in the Mark-to-Market Reserve Account in accordance with Section 4.03, without regard to the limited nature of the Recourse Obligation. An illustration of certain calculations is attached hereto as Exhibit F.

                                   ARTICLE VII
                             SECURITIZATION OF LOANS

Section 7.01 SECURITIZATION OF LOANS. The parties agree that, it is anticipated that upon the accumulation of up to an aggregate principal amount of Mortgage Loans as deemed sufficient, by mutual agreement of CRIIMI MAE and CRE, for a Securitization, CRIIMI MAE shall purchase the Mortgage Loans from CRE in an amount equal to the Purchase Price in conjunction with a Securitization. CRIIMI MAE shall separately engage CSI for the structuring and underwriting of the investment grade bonds in connection with any Securitization in accordance with the terms of a separate engagement letter. CRIIMI agrees to pay to CSI for services as underwriter/placement agent on Mortgage Loans originated by CRIIMI MAE, funded by CRE under the Program and included in a Securitization, a 75 basis point underwriting/placement fee on the aggregate outstanding principal balance of the Mortgage Loans included in such Securitization. CRIIMI MAE will have the right to name a co-underwriter to sell up to 25% of the investment grade bonds in any Securitization. The amount due to the co-underwriter shall not exceed 50 basis points on the 25% investment grade bond allocation. The foregoing amount shall be paid out of CSI's underwriting fee. CRIIMI MAE shall be responsible for all, or in the case of a joint transaction with another issuer its pro-rata share of, issuance expenses associated with a Securitization, which shall include legal counsel for both issuer and underwriter/placement agent, accounting firms, trustee legal expenses, printing expenses, and the up-front rating and surveillance monetary fees as well as legal expenses for at least two Rating Agencies or such greater or lesser number of Rating Agencies as future market conditions require. In connection with any Securitization, CRE shall obtain, for the benefit of CRE, an opinion reasonably acceptable in form and substance to CRE, from legal counsel reasonably acceptable to CRE, that the transfer of the related Mortgage Loans from CRE to CRIIMI MAE as provided in this Section 7.01 constitutes a "true sale" for bankruptcy purposes. CRIIMI MAE shall pay reasonable legal and counsel fees incurred by CSI and CRE in connection with a Securitization (including the "true sale" opinion described above), not to exceed the lesser of $100,000 and 1.75 basis points on the securitized pool balance and all other costs incurred by CRIIMI MAE, CSI or CRE in connection with any such Securitization (including the transfer or the Mortgage Loans from CRE to CRIIMI MAE in connection therewith).

                                  ARTICLE VIII
                                     DEFAULT

Section 8.01 DEFAULT BY CRIIMI MAE; RIGHTS AND REMEDIES.

                  (a) Any of the following shall constitute an "Event of Default" by CRIIMI MAE:
                                    (i) any failure by CRIIMI MAE to remit to
                  CRE any payment required to be made under the terms of this Agreement (including any amounts required to be paid or other material obligation to be performed by CRIIMI MAE pursuant to CRIIMI MAE's guaranty of the Servicer's obligations under the Servicing Agreement);

                                    (ii) any failure, other than as provided in
                  (i) above, on the part of CRIIMI MAE duly to observe or perform in any material respect any other of the covenants or agreements on the part of CRIIMI MAE, set forth in this Agreement, that continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to CRIIMI MAE by CRE;

                                    (iii) a decree or order of a court or agency
                  or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, bankruptcy, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against CRIIMI MAE and such decree or order shall have remained in force undischarged or unstayed for a period of 30 days;

                                    (iv) CRIIMI MAE shall consent to the
                  appointment of a conservator or receiver or liquidator in any insolvency, bankruptcy, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to CRIIMI MAE or of or relating to all or substantially all of its property; or

                                    (v) CRIIMI MAE shall admit in writing its
                  inability to pay its debts generally as they become due, file a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations.

                  (b) The parties hereto agree that during the continuance of any Event of Default hereunder, CRE (x) shall have the right, at its sole option, to terminate the Program and remove all Mortgage Loans from the terms of this Agreement, thereby terminating any and all of CRIIMI MAE's rights and obligations concerning such Mortgage Loans, except as otherwise specifically provided in Section 8.01(c) and (y) may, without notice to CRIIMI MAE or any other party, elect to exercise all or any of its remedies under this Agreement and under applicable law, including the right to sell the Mortgage Loans, to apply all or part of the Reserve Accounts towards the obligations of CRIIMI MAE hereunder, and the right to require payment by CRIIMI MAE under the Recourse Obligation.

                  (c) Any termination of the Program pursuant to Section 8.01(b) shall not relieve CRIIMI MAE of its obligation to purchase Mortgage Loans as provided hereunder if so requested by CRE (PROVIDED, HOWEVER, that CRE shall have no obligation to sell the Mortgage

Loans to CRIIMI MAE and that neither CRE nor CSI shall have any obligation to undertake a Securitization) , and shall not affect the rights or obligations of the parties arising out of any action, event on failure to act occurring prior to the termination of the Program.

                  (d) In the event of any event of default, as defined therein, by CRIIMI MAE under any other agreement between CRE and CRIIMI MAE, which default is continuing, CRE shall have no further obligation to fund Mortgage Loans under the Program.

                  (e) Except as otherwise expressly provided in this Agreement, all rights and remedies under this Agreement are distinct and cumulative, not only as to each other, but as to any rights and remedies afforded by law or equity and may be exercised together, separately and successively, for the benefit of CRE, its successors and assigns.

                                   ARTICLE IX
                    REPRESENTATIONS AND WARRANTIES; DEFAULTS

Section 9.01 REPRESENTATIONS AND WARRANTIES. CRIIMI MAE hereby makes and agrees to make, for the benefit of CRE, its successors and assigns, all of the Representations and Warranties. In connection with a Securitization, CRIIMI MAE agrees to make, as of the date of the Securitization, all of the representations and warranties required by the Rating Agencies and/or the underwriter of the securities. Each representation made "to CRIIMI MAE's knowledge" shall refer to such knowledge of CRIIMI MAE after due inquiry by such personnel of CRIIMI MAE whose positions and responsibilities would require such inquiry in the course of their duties.

Section 9.02 BREACH OF REPRESENTATION; DEFAULT. In the event that during the Aggregation Period a breach of any Representation or Warranty is discovered or a Mortgage Loan becomes a Defaulted Mortgage Loan, CRIIMI MAE shall be obligated, upon request by CRE, to purchase at the related Purchase Price all Mortgage Loans affected by such breach and all such Defaulted

Mortgage Loans in accordance with Article VI, and all of the terms of Article VI shall apply with respect thereto.

Section 9.03 CRE'S REPRESENTATION AND WARRANTIES. With respect to any Mortgage Loan purchased by CRIIMI MAE from CRE hereunder, CRE shall be deemed to represent and warrant to CRIIMI MAE, as of such purchase date, that CRE owns such Mortgage Loan and has the right to sell such Mortgage Loan to CRIIMI MAE free and clear of all liens thereon. In addition, with respect to any Mortgage Loan purchased by CRIIMI MAE from CRE that was purchased by CRE from a third party, CRE shall assign to CRIIMI MAE all representations and warranties (which shall be standard securitization representations and warranties) received by CRE from such third party with respect thereto.

                                    ARTICLE X
                                  MISCELLANEOUS

Section 10.01     TERM OF AGREEMENT; SURVIVAL; EXCLUSIVITY.

                  (a) The term of this Agreement shall commence on the Effective Date and terminate on the Program Termination Date or such earlier date that CRE may elect to terminate this Agreement upon the occurrence and during the continuance of an Event of Default.

                  (b) The parties agree that for the period from the Effective Date through the end of the Aggregation Period, all Mortgage Loans that are sourced by CRIIMI MAE and meet the criteria set forth in herein shall, notwithstanding any other agreements, contracts or arrangements CRIIMI MAE may have with third parties, be offered first to CRE for review in accordance with
Section 2.01 herein. Notwithstanding anything set forth hereinabove, this arrangement shall not apply with respect to loans sourced by CRIIMI MAE for the AIM funds and any already existing CRIIMI MAE or CRI affiliate. If CRE declines to include any mortgage loan offered by CRIIMI MAE in the Program, such mortgage loan may be dealt with freely by CRIIMI MAE. Notwithstanding the foregoing, nothing herein shall be deemed to restrict in any manner the ability of CRE or any Affiliate thereof to make or purchase loans meeting some or all of the requirements thereof in transactions unrelated to this Agreement.

                  (c) Notwithstanding anything contained herein, the obligations, representations and warranties of CRIIMI MAE and CRE under this Agreement shall commence on the Effective Date.

Section 10.02 INDEMNIFICATION. CRIIMI MAE shall indemnify CRE and hold CRE harmless against all losses, damages, penalties, fines, legal expenses, judgments and any other costs, fees and expenses that CRE may sustain in any way related to CRIIMI MAE's failure to perform, keep or observe any of its obligations, covenants, representations or warranties under this Agreement, including any lender liability claims; it being understood, however, that CRE's sole recourse resulting from CRIIMI MAE's failure to purchase the Mortgage Loans in accordance with the provisions of Section 6.01 shall be to sell the Mortgage Loans and retain the proceeds of such sale, to apply the sums held in the Reserve Accounts and to enforce the Recourse Obligations, all as set forth herein.


Section 10.03 COSTS OF AGREEMENT PREPARATION. CRIIMI MAE shall pay all reasonable legal fees and disbursements of CRE's legal counsel in connection with the drafting and negotiation of this Agreement.


Section 10.04 NOTICES. Whenever it is provided in this Agreement that notice, demand, request or other communication shall be given to or served upon one of the parties hereto by another, any such notice, demand, request or communication shall be in writing (except with respect to method (v) described below) and shall be delivered (i) personally to the recipient at the address listed below,
(ii) by certified or registered mail, return receipt requested, (iii) by overnight commercial courier service, (iv) by electronic transfer device or (v) with respect to notices concerning funds required to be deposited into a Reserve Account only, by telephone.

                  If to CRIIMI MAE, at the following address:

                  CRIIMI MAE Inc.
                  The CRI Building
                  11200 Rockville Pike
                  Rockville, Maryland 20852
                  Attn: Cindy Azzara
                  Telephone:        (301) 816-2300
                  Fax:              (301) 231-0334

                  with a copy to:

                  CRIIMI MAE Inc.
                  The CRI Building
                  11200 Rockville Pike
                  Rockville, Maryland 20852
                  Attn: General Counsel
                  Telephone:        (301) 816-2300
                  Fax:              (301) 231-0334

                  If to CRE, at the following address:

                  Citicorp Real Estate, Inc.
                  599 Lexington Avenue
                  20th Floor
                  New York, New York 10043
                  Attn.: General Counsel
                  Telephone:        (212) 559-0818
                  Fax:              (212) 793-6766

                  with a copy to:

                  Citicorp Securities, Inc.
                  399 Park Avenue
                  3rd Floor
                  New York, New York 10043
                  Attn.:   Managing Director
                  Telephone:        (212) 559-0217
                  Fax:              (212) 793-0474

Such notice, demand, request or communication shall be deemed (except as otherwise provided herein) delivered (a) in the case of method (v), simultaneously with the giving of notice, (b) in the case of methods (i) and
(iv), on the same day if received by 4:00 P.M. New York time on a Business Day or on the next Business Day if received after such time, (c) in the case of method (iii), on the next Business Day and (d) in the case of method (ii), on the third (3rd) day, or if such day is not a Business Day, the next Business Day after such third (3rd) day. Either party may at any time give notice in writing to the other party of a change of its address or Fax number for purposes of this
Section 10.04.

Section 10.05 NO JOINT VENTURE. CRIIMI MAE and CRE are not partners or joint venturers with each other, and nothing herein shall be construed so as to make them such or impose any liability as such on either of them. Each party shall perform its obligations hereunder as an independent contractor and not as an agent of the other.

Section 10.06 ACTIONS THROUGH AFFILIATES. CRIIMI MAE agrees that any action or performance stated to be taken or performed by CRE hereunder may in CRE's discretion be taken or performed by any Affiliate of CRE, and such action or performance shall be in satisfaction of any obligation hereunder as fully as if taken by CRE. CRE agrees that any action or performance stated to be taken or performed by CRIIMI MAE hereunder may in CRIIMI MAE'S discretion be taken or performed by any entity in which CRIIMI MAE owns a majority interest, and such action or performance shall be in satisfaction of any obligation hereunder as fully as if taken by CRIIMI MAE.

Section 10.07 CRE'S DISCRETION. Unless otherwise explicitly stated herein, any action, consent or waiver to be taken, granted, or given hereunder in CRE's discretion or otherwise optionally by CRE shall be taken by CRE in its sole and absolute discretion, using its business judgment in good faith under the circumstances known to it at the time; PROVIDED, HOWEVER, that in the event that CRIIMI MAE challenges such judgment, CRIIMI MAE shall have the burden of proving that CRE had no business basis for such decision and acted solely in bad faith.

Section 10.08 COUNTERPARTS. This Agreement may be executed in counterparts by the parties hereto, and all such counterparts shall constitute one and the same instrument.

Section 10.09 TRIAL BY JURY WAIVED. EACH PARTY HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION ARISING DIRECTLY OR INDIRECTLY OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT (INCLUDING ANY AGREEMENTS ENTERED INTO IN CONNECTION HEREWITH) OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREUNDER. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT IT WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENDORSE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THIS WAIVER.

Section 10.10 GOVERNING LAW. This Agreement shall be construed in accordance with and governed by the laws of the State of New York, without regard to its conflicts of law principles.

Section 10.11 AMENDMENTS; WAIVERS. No amendment or waiver hereto shall be effective unless evidenced by a writing executed by the parties hereto. Any waiver shall be limited to the particular terms of such waiver. No act, course of dealing or waiver shall be deemed to constitute an amendment hereto.

Section 10.12 PRESS RELEASES. Neither CRE nor CRIIMI MAE nor any of their respective affiliates or subsidiaries shall issue any press release or make any other formal public announcement related to this Agreement or the transactions contemplated hereby unless such press release or announcement shall have been approved in writing in advance by the other party to this Agreement. This provision shall not preclude either party from publicly disclosing any facts with respect to the transactions contemplated by this Agreement if such disclosure is required by law.

Section 10.13 ENTIRE AGREEMENT. This Agreement, taken together with the Servicing Agreement and the Guaranty, set forth the entire agreement between the parties with respect to the subject matter thereof, and such agreements supersede and replace any agreement or understanding that may have existed between the parties prior to the date hereof in respect of such subject matter, including, but not limited to the Original Agreement which is fully amended and restated hereby.

Section 10.14 SUCCESSORS AND ASSIGNS. This Agreement shall bind and inure to the benefit of and be enforceable by CRE and CRIIMI MAE and their respective successors and assigns. CRE may assign this Agreement in whole or in part to any Person to whom any Mortgage Loan is transferred whether pursuant to a sale or financing. Upon any such assignment, the Person to whom such assignment is made shall succeed to all rights and obligations of CRE under this Agreement with respect to such Mortgage Loan. In the event of a merger involving CRE or its Affiliates, CRE shall have the right to assign this Agreement to such other business entity in Citigroup Inc. or any successor thereto by any name known. CRIIMI MAE may not assign this Agreement without the prior written consent of CRE.

Section 10.15 SURVIVAL. Except as otherwise provided herein, all warranties, representations, covenants, obligations and agreements contained in this Agreement shall survive the Closing Dates hereunder and transfer and conveyance of the Mortgage Loans hereunder, and any and all performances hereunder.

Section 10.16 HEADINGS. Section headings are for reference purposes only, and shall have no substantive effect.


Section 10.17 GENERAL INTERPRETIVE PRINCIPLES. For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

                  (a) the terms defined in this Agreement have the meanings assigned to them in this Agreement and include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender;
                  (b) accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles;
                  (c) references herein to "Articles," "Sections," "Subsections," "Paragraphs," and other subdivisions without reference to a document are to designated Articles, Sections, Sections, Paragraphs and other subdivisions of this Agreement;

                  (d) reference to a Subsection without further reference to a
Section is a reference to such Subsection as contained in the same Section in which the reference appears, and this rule shall also apply to Paragraphs and other subdivisions;

                  (e) the words "herein," "hereof," "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular provision; and

                  (f) the term "include" or "including" shall mean without limitation by reason of enumeration.

Section 10.18 REPRODUCTION OF DOCUMENTS. This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications which may hereafter be executed, (b) documents received by any party at the closing, and (c) financial statements, certificates and other information previously or hereafter furnished, may be reproduced by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process. The parties agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

Section 10.19 DEDUCTION OF AMOUNTS OWED TO CRE. Prior to paying to CRIIMI MAE any amounts due to CRIIMI MAE from CRE under the Program, CRE may deduct therefrom any amounts due to CRE from CRIIMI MAE under the Program and that have not yet been paid.

Section 10.20 OBLIGATION TO APPROVE. CRE shall have no obligation to approve any Mortgage Loan in the event that it determines that due to secondary market conditions, it may not be able to sell, transfer or assign the Mortgage Loan, grant participations in the Mortgage Loan or issue mortgage pass-through certificates or other securities evidencing a beneficial interest in the Mortgage Loan in a rated or unrated public offering or private placement.

Section 10.21 FURTHER AGREEMENTS. CRE and CRIIMI MAE each agrees to execute and deliver to the other such reasonable and appropriate additional documents, instruments or agreements as may be necessary or appropriate to effectuate the purposes of this Agreement.

                  IN WITNESS WHEREOF, the parties have executed this Agreement as of the Effective Date.

                                CITICORP REAL ESTATE, INC.


                                 By:
                                     Name:
                                     Title:



                                 CRIIMI MAE INC.


                                 By:
                                     Name:
                                     Title:

                                    EXHIBIT A

                         ELIGIBLE MORTGAGE LOAN CRITERIA

1.  Each Mortgage Loan shall:

(1)      comply in all respects with the Underwriting Guidelines;

(2) be secured by a first lien on a fee simple or leasehold interest in the Mortgage Property, which Mortgaged Property shall be a Multifamily Property or a Commercial Property;

(3)      be a Fixed Rate Mortgage Loan;

(4) have an original principal balance of not less than $1,000,000 or more than $40,000,000; and no group of Mortgage Loans to the same mortgagor or sponsor, (a) shall have an aggregate principal balance exceeding $60,000,000, or (b) be comprised of two or more cross-collateralized Mortgage Loans with combined principal balances or more than $40,000,000;

(5) have an original term to maturity of not less than 5 years or more than 15 years;

(6)      have an amortized maturity not exceeding 30 years;

(7) have a Due Date of the first day of each calendar month, with interest payable in arrears;

(8) provide that the outstanding principal balance thereof, together with all accrued and unpaid interest and other outstanding amounts thereunder, be payable upon written notice under CRIIMI MAE's "3-2-1 no-lock program" (i.e., subject to Prepayment Premiums as follows: 3% during the first 3 years of the Mortgage Loan term; 2% during the years 4, 5 and 6 of the Mortgage Loan Term; 1% for prepayment during years 7, 8 and 9 of the Loan term, and no penalty thereafter), or locked with a yield maintenance or defeasance provision conforming to CRE's then applicable requirement;

(9)      not have a Fitch Stressed Rate below 1.00x (based on the CRE model);
         and

(10)     be a loan that is not a Premium Loan.

2. With respect to all Mortgage Loans funded by CRE under the Program, not more than 20% by aggregate original principal balance may be secured by either hotel properties or by self-storage facilities.

                                    EXHIBIT B

                  REPRESENTATIONS AND WARRANTIES OF CRIIMI MAE

                  Section I. REPRESENTATIONS AND WARRANTIES OF CRIIMI MAE. CRIIMI MAE hereby represents and warrants to CRE, as of the date hereof and as of each Closing Date:

                  (i) DUE ORGANIZATION; QUALIFICATION; REIT STATUS. CRIIMI MAE is a corporation duly organized, validly existing and in good standing under the law of the State of Maryland, is duly qualified to transact business as a foreign corporation, and is in good standing and licensed, in each state in which the nature of its business or property owned by it requires such qualification and licensure. CRIIMI MAE has, at all relevant times, maintained its qualification as a Real Estate Investment Trust under the Internal Revenue Code of 1986, as amended.

                  (ii) AUTHORITY. CRIIMI MAE has the full power, authority and legal right to execute and deliver this Agreement (and all agreements executed and delivered by CRIIMI MAE in connection herewith) and to perform all transactions contemplated by this Agreement (and all agreements executed and delivered by CRIIMI MAE in connection herewith). CRIIMI MAE has duly authorized the execution, delivery and performance of this Agreement (and all agreements executed and delivered by CRIIMI MAE in connection herewith), and has duly executed and delivered this Agreement (and all agreements executed and delivered by CRIIMI MAE in connection herewith). This Agreement (and each agreement executed and delivered by CRIIMI MAE in connection herewith), assuming due authorization, execution and delivery by the other party or parties hereto or thereto, constitutes the legal, valid and binding obligation of CRIIMI MAE enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other laws relating to or affecting the rights of creditors generally and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).

                  (iii) NO CONFLICTS. Neither the execution and delivery of this Agreement nor the fulfillment, of or compliance with the terms and conditions of this Agreement by CRIIMI MAE will (a) conflict with or result in a breach of any of the terms, conditions or provisions of CRIIMI MAE's certificate of incorporation, as amended, or other organizational documents or any agreement or instrument to which CRIIMI MAE is now a party or by which it (or any of its properties) is bound, or constitute a default or result in an acceleration of indebtedness under any of the foregoing; (b) conflict with or result in a breach of any legal restriction if compliance therewith is necessary (1) to ensure the enforceability of this Agreement, or (2) for CRIIMI MAE to perform its duties and obligations under this Agreement

         (or any agreement executed and delivered by CRIIMI MAE in connection herewith); (c) result in the violation of any law, rule, regulation, order, judgment or decree to which CRIIMI MAE or its property is subject if compliance therewith is necessary (1) to ensure the enforceability of this Agreement or any Mortgage Loan, or (2) for CRIIMI MAE to perform its duties and obligations under this Agreement (or any agreement executed and delivered by CRIIMI MAE in connection herewith); or (d) result in the creation or imposition of any lien, charge or encumbrance that would have a material adverse effect upon any of its properties pursuant to the terms of any mortgage, contract, deed of trust or other instrument or materially impair the ability of CRE to acquire, hold, administer or dispose of or otherwise to realize on the Mortgage Loans.

                  (iv) SOLVENCY. CRIIMI MAE is solvent and the execution, delivery and performance of this Agreement (1) will not cause CRIIMI MAE to become insolvent, and (2) is not intended by CRIIMI MAE to hinder, delay or defraud any of its creditors.

                  (v) NO CONSENT REQUIRED. No consent, approval, authorization or order of, or registration or filing with, or notice to, any court or governmental agency or body having jurisdiction or regulatory authority, over CRIIMI MAE is required for (a) CRIIMI MAE's execution and delivery of this Agreement (and each agreement executed and delivered by CRIIMI MAE in connection herewith), (b) the consummation by CRIIMI MAE of the transactions contemplated by this Agreement (and each agreement executed and delivered by CRIIMI MAE in connection herewith) or, to the extent so required, such consent, approval, authorization, order, registration, filing or notice has been obtained, made or given (as applicable), except that (x) CRIIMI MAE may not be duly qualified to transact business as a foreign corporation or licensed in one or more states if such qualification or licensing is not necessary (1) to ensure the enforceability of any Mortgage Loan, or
         (2) for CRIIMI MAE to perform its duties and obligations under this Agreement (or any agreement executed and delivered by CRIIMI MAE in connection herewith), and (y) CRIIMI MAE makes no representation with respect to any required registration under the federal Securities Act of 1933, as amended (the "SECURITIES ACT"), or any state securities or blue sky law in connection with a Securitization. Without limitation of the foregoing, CRIIMI MAE represents and warrants that it is licensed as a mortgage broker and as a lender in each jurisdiction in which such license is necessary in connection with the execution, delivery and performance of this Agreement.

                  (vi) ABILITY TO PERFORM. CRIIMI MAE does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant of CRIIMI MAE contained in this Agreement (or any agreement executed and delivered by CRIIMI MAE in connection herewith).

                  (vii) NO LITIGATION PENDING. There are no actions. suits or proceedings pending or to CRIIMI MAE's knowledge threatened against CRIIMI MAE which draw into question the validity of this Agreement or which (if decided adversely to CRIIMI MAE), either in any one instance or in the aggregate, would result in any material adverse change in the business, operations, or financial condition of CRIIMI MAE or would impair materially the ability of CRIIMI MAE to perform its duties and obligations under this Agreement (or any agreement executed and delivered by CRIIMI MAE in connection herewith).

                  (viii) NO BROKERS. CRIIMI MAE has not dealt with any person (other than, CRE and its Affiliates) that may be entitled, by reason of any act or omission of CRIIMI MAE, to any commission or compensation from, CRE or any of its Affiliates in common with this Agreement or the transactions contemplated hereby.

                  (ix) NO UNTRUE INFORMATION. No statement, report or other document relating to any Mortgage Loan furnished by or on behalf of CRIIMI MAE or any Affiliate thereof in writing (including electronic media) in connection with CRIIMI MAE's underwriting of and origination of the Mortgage Loans will contain any material untrue statement by CRIIMI MAE or any affiliate thereof of any material fact or any omission by CRIIMI MAE or any affiliate thereof of a material fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not materially misleading.

                  (x) NO DEFAULT. CRIIMI MAE is not in default or breach of any agreement or instrument to which CRIIMI MAE is now a party or by which it (or any of its properties) is bound which breach or default would materially and adversely affect the ability of CRIIMI MAE to perform its obligations under this Agreement.

                  Section II. CRIIMI MAE hereby represents and warrants to CRE, with respect to each Mortgage Loan as of the Closing Date (except as otherwise stated), that:

                  (i) ORIGINATION. Such Mortgage Loan was originated in accordance with the Underwriting Standards, the Closing Standards and all other requirements set forth in this Agreement, and the Origination Services were performed in accordance with the Origination Services Standard. All Insurance Policies were written by Qualified Insurers.

                  (ii) MORTGAGE LOAN SCHEDULE. The information with respect to such Mortgage Loan set forth in the Mortgage Loan Schedule is true and correct in all material respects.

                  (iii) UNDERWRITING MEMORANDUM. The information set forth in the underwriting memorandum delivered to CRE is true and correct in all material respects.

                  (iv) DELINQUENCIES AND DEFAULTS. Such Mortgage Loan is not 30 days or more delinquent in respect of any Monthly Payment of principal and/or interest required thereunder, without giving effect to any applicable grace period. There is no material default, breach or event of acceleration existing under the related Mortgage or Mortgage Note, and CRIIMI MAE has not received actual notice of any event (other than payments due but not yet delinquent) that, with the passage of time or with notice and the expiration of any grace or cure period, would constitute such a material default, breach or event of acceleration; provided, however, that this representation and warranty does not cover any default, breach or event of acceleration that specifically pertains to any matter otherwise covered by any other representation and warranty made by CRIIMI MAE herein. CRIIMI MAE has not waived any material default, breach, violation or event of acceleration existing under the related Mortgage or Mortgage Note.

                  (v) EQUITY PARTICIPATION OR PARTICIPATION INTEREST. Excerpt as disclosed in the related underwriting memorandum, such Mortgage Loan does not contain any equity participation by CRIIMI MAE or any other Person and is a whole loan and not a participation certificate; neither the related Mortgage Note nor the related Mortgage provides for negative amortization or any contingent or additional interest in the form of participation in the cash flow of the related Mortgaged Property. Except as so disclosed, CRIIMI MAE has no ownership interest in such Mortgaged Property or the related Mortgagor.

                  (vi) COMPLIANCE WITH APPLICABLE LAWS. Such Mortgage Loan either complies with or is exempt from applicable state or federal laws, regulations and other requirements pertaining to usury. CRIIMI MAE has complied in all material respects, with the requirements of any and all other federal, state or local laws applicable to the origination, servicing and collection of such Mortgage Loan, including without limitation, if applicable, truth-in-lending, real estate settlement procedures, equal credit opportunity and disclosure laws.

                  (vii) PROCEEDS FULLY DISBURSED. Except as disclosed in the related underwriting memorandum, the proceeds of such Mortgage Loan will be fully disbursed as of the closing Date, and there is no requirement for future advances thereunder. All costs, fees and expenses incurred in connection with the origination and closing of such Mortgage Loan, including, without limitation, recording costs and fees, have been paid to the appropriate person or arrangements have been made for their payment to the appropriate person on a timely basis by the related Mortgagor.

                  (viii) DOCUMENTS VALID. Each of the related Mortgage Note, the related Mortgage and any other related Mortgage Loan document is the legal, valid and binding obligation of the related borrower, the related guarantor or other party executing such document, enforceable in accordance with its terms, subject to any non-recourse provisions in the Mortgage Loan documents and applicable state anti-deficiency laws, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other laws relating to or affecting the rights of creditors generally and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law). There is no valid offset, defense, counterclaim or right of rescission with respect to such Mortgage Note, Mortgage or other Mortgage Loan document, nor will the operation of any of the terms of such Mortgage Note or such Mortgage, or the exercise of any right thereunder, render either such Mortgage or such Mortgage Note unenforceable or subject to any valid right of rescission, offset, counterclaim or defense, including without limitation the defense of usury, and to CRIIMI MAE's knowledge, no such right of rescission, offset, counterclaim or defense has been asserted or is available with respect thereto.

                  (ix) ASSIGNMENT OF MORTGAGE; MORTGAGE NOTE ENDORSEMENT. The related Assignment of Mortgage is in recordable form and shall, upon completion in the name of CRE's transferee, evidence CRE's valid and binding assignment to such transferee of the related Mortgage and any related assignment of leases, rents and profits.

                  (x) FIRST LIEN. The related Mortgage is a legal, valid and enforceable first lien on the related Mortgaged Property (including all buildings and improvements on such Mortgaged Property and all installations and mechanical, electrical, plumbing, heating and air conditioning systems located in or annexed to such buildings, and all additions, alterations and replacements made at any time prior to the Closing Date of such Mortgage Loan with respect to the foregoing, but excluding any related personal property), which Mortgaged Property is free and clear of all encumbrances and liens having priority over the first lien of such Mortgage, except for (1) the lien of current real estate taxes and special assessments not yet delinquent or accruing interest or penalties, (2) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of such mortgage that do not or will not materially and adversely (A) affect the value of such Mortgaged Property as security for such Mortgage Loan, or (B) interfere with the related Mortgagor's ability to make required principal and interest payments or to make use of such Mortgaged Property for the intended purposes therefor, (3) leases and subleases pertaining to such Mortgaged Property that are not required pursuant to the Underwriting Guidelines to be subordinated to the lien of such Mortgage, and (4) other matters to which like properties are commonly subject which do not or will not, individually or in the aggregate, materially and adversely (A) affect the value of such Mortgaged Property as security for such Mortgage Loan, or (B) interfere with the related Mortgagor's ability to make required principal and interest payments or to make use of such Mortgaged Property for the intended purposes therefor.

                  (xi) APPROVED LOAN DOCUMENTS. The Mortgage Loan was originated on approved Loan Documents.

                  (xii) MODIFICATIONS AND WAIVERS. The terms of the Mortgage and the Mortgage Note for such Mortgage Loan have not been impaired, waived, altered or modified in any manner which materially interferes with the security intended to be provided by the Mortgage or the benefits intended to be provided by the Mortgage Note.

                  (xiii) NO TAXES OR ASSESSMENTS DELINQUENT. Based upon the applicable laws, rules and regulations of the taxing authorities having jurisdiction over the related Mortgaged Property (excluding any related personal property), no tax or governmental assessment, or if payable in installments, no installment thereof, that became due and owing prior to the closing date in respect of such Mortgaged Property and that, if left unpaid, would be, or might become, a lien on such Mortgaged Property having priority over the related mortgage, has become delinquent such that (a) such tax, assessment or installment has commenced to accrue interest or penalties, or (b) any such taxing authority may commence proceedings to collect such tax, assessment or installment, as applicable.

                  (xiv) ESCROW DEPOSITS. The related escrow account(s), if any, contains all escrow deposits and other escrow payments required by the terms of the related Mortgage Loan documents (inclusive of any applicable grace or cure period) to be held by the Mortgagee as of the Closing Date. To the extent not being transferred to CRE, all escrow deposits and other escrow payments required under the related Mortgage Note, the related Mortgage and any other related Mortgage Loan documents have been applied in accordance with their intended purposes by CRIIMI MAE or its agent.

                  (xv) NO CONDEMNATION OR DAMAGES. No proceedings for the total or partial condemnation of the related Mortgaged Property (1) have occurred or (2) to CRIIMI MAE's knowledge, are pending or threatened other than, each such case, proceedings as to partial condemnation which do not materially and adversely affect the value of such Mortgaged Property as security for such Mortgage Loan. Such Mortgaged Property is being used for the purpose(s) set forth in the Commitment Letter executed by the related Mortgagor (or an Affiliate thereof) in connection with the origination of such Mortgage Loan and, to CRIIMI MAE's knowledge, is in good repair and free of any damage, waste or defective condition that would materially and adversely affect the value of such Mortgaged Property as security for such Mortgage Loan or the use for which such Mortgaged Property was intended at the time of origination of such Mortgage Loan.

                  (xvi) NO MECHANICS' LIENS. The related Mortgaged Property (excluding any related personal property) is free and clear of any mechanics' and materialmen's liens or liens in the nature thereof, and no rights are outstanding that, under law, could give rise to any such liens, if any of such liens are or may be prior to, or equal with, the lien of the related mortgage, except those which are insured against by the related lender's title insurance policy referred to in Section II (xviii) below.

                  (xvii) TITLE SURVEY; IMPROVEMENTS. The related Mortgage File includes an as-built survey, a survey recertification, a site plan, a recorded plat or the like, with respect to the related Mortgaged Property, that satisfied the requirements of the related title insurance company for deletion of the standard general exceptions for encroachments, boundary and other survey matters and for easements not shown by the public records from the related title insurance policy, except with respect to any of the Mortgaged Properties located in the State of Texas where the exception for "Shortages in area" and easements not shown by the public records could not be deleted and is customarily accepted by prudent commercial mortgage lenders in such jurisdiction. Except for encroachments and similar matters which do not materially and adversely affect the value of such Mortgaged Property as security for such Mortgage Loan, (i) none of the improvements which were included for the purpose of determining the Appraised Value of such Mortgaged Property lies outside the boundaries and building restriction lines of such Mortgaged Property (unless affirmatively covered by the title insurance referenced in (xix) below), and (ii) no improvements on adjoining properties materially encroach upon such Mortgaged Property so as to materially and adversely affect the value of such Mortgaged Property as security for such Mortgage Loan.

                  (xviii) COMPLIANCE WITH LAWS. To CRIIMI MAE's knowledge (based upon a letter or letters from governmental authorities, a legal opinion, an endorsement or endorsements to the related title insurance policy, a representation of the related borrower at the time of origination of such Mortgage Loan, a representation or opinion obtained from the seller or borrower or other information acceptable to CRIIMI MAE at the time of such purchase), (1) no improvements located on or forming a part of the related Mortgaged Property are in violation of any applicable zoning and building laws or ordinances, (2) the related Mortgaged Property complies with all other laws and regulations pertaining to the use and occupancy thereof, excluding Environmental Laws (as defined and addressed in (xxxvii) and (xxxviii) below), and all applicable insurance requirements, (3) the Mortgagor has obtained all inspections, licenses, permits, authorizations, and certificates necessary for such compliance, including, but not limited to, certificates of occupancy, and (4) no governmental authority has issued any notification that such Mortgaged Property violates or does not comply with such laws or regulations or is being used, operated or occupied unlawfully or that such Mortgagor has failed to obtain such inspections, licenses or certificates, except (in the case of any of clauses (1), (2), (3) or (4)) for such violation or non-compliance (A) which does not materially and adversely affect the value of such Mortgaged Property as security for such Mortgage Loan or the use for which such Mortgaged Property was intended at the time of origination of such Mortgage Loan, (B) which is specifically addressed by the appraiser in the determination of the related Appraised Value, or (C) for which an escrow account held for the Mortgagee has been established in an amount sufficient to pay for the estimated costs to correct such violations or non-compliance.

                  (xix) TITLE INSURANCE. The lien of the related Mortgage is insured by an ALTA lender's title insurance policy or, if an ALTA lender's title insurance policy is unavailable, another state-approved form of lender's title insurance policy issued in an amount not less than the stated principal amount of such Mortgage Loan (after all advances of principal) insuring CRE and its successors and assigns that the related Mortgage as a valid first lien on the related Mortgaged Property, subject only to exceptions described in Section II (x) above (or, if such a title insurance policy has not yet been issued in respect of any Mortgage Loan, such a policy will be issued and is currently evidenced by a pro forma, or specimen policy or by a "marked-up" commitment for title insurance which was furnished by the related title insurance company for purposes of closing such Mortgage
         Loan). Such title insurance policy is (or, when issued, will be) in full force and effect, and upon payment of any required additional premium, issuance of the related Mortgage Note to CRE and recording of the related mortgage or assignment of mortgage in favor of CRE in the applicable real estate records, such title insurance policy will inure to the benefit of CRE. Such title insurance policy (1) does not contain the standard general exceptions for encroachments, boundary or other survey matters and for easements not shown by the public records, other than such exceptions as are customarily accepted by prudent commercial mortgage lenders in the related jurisdiction, and (2) contains only such exceptions for boundary, encroachments and survey matters as are customarily accepted by prudent commercial mortgage lenders. CRIIMI MAE will not take, or omit to take, any action, and to CRIIMI MAE's knowledge, no other person has taken, or omitted to take, any action, that would materially impair the coverage benefits of any such title insurance policy.

                  (xx) APPRAISAL. CRIIMI MAE has obtained an Appraisal of the related Mortgage Property by an MAI-certified appraiser duly appointed by CRIIMI MAE who had no interest, direct or indirect in such Mortgaged Property or in any loan made on the security thereof, whose compensation under the terms of the appraiser's engagement was not (directly or indirectly) based upon the approval or disapproval of such Mortgage Loan (other than a reduction of such compensation due to any early termination of the engagement). Such Appraisal satisfies all requirements of this Agreement. The market value used by CRIIMI MAE in calculating the Loan-to-Value Ratio of such Mortgage Loan was not greater than the appraised value as set forth in the Appraisal.

                  (xxi) INSURANCE RELATED TO MORTGAGED PROPERTY. The related Mortgaged Property is insured by (a) a fire and extended perils insurance policy providing coverage on a full replacement cost basis in an amount not less than the lesser of (1) the full replacement cost of all improvements to such Mortgaged Property and (2) the outstanding principal balance of such Mortgage Loan, but in any event in an amount sufficient to avoid the operation of any co-insurance provisions contained in such insurance policy, which policy contains a standard mortgagee clause naming the Mortgagee and its successors as additional insureds; (b) an insurance policy providing business interruption or rental continuation coverage in an amount not less than 12 months of operations of such Mortgaged Property; (c) a comprehensive general liability insurance policy in an amount not less than $1 million per occurrence; and (d) if any material improvement on such Mortgaged Property is located in an area identified by the Federal Emergency Management Agency as having special flood hazards under the National Flood Insurance Act of 1968, as amended, a flood insurance policy providing coverage in an amount not less than the lesser of (A) the stated principal amount of the related Mortgage Note, and (B) the maximum amount of insurance available under the Flood Disaster Protection Act of 1973, as amended. Each such insurance policy contains a clause providing that it is not terminable and may not be reduced without 30 days prior written notice to the mortgagee, and no such notice has been received by any person. With respect to each such insurance policy, either the seller or CRIIMI MAE has received a certificate of insurance or similar document dated within the last 12 months to the effect that such policy is in full force and effect.

                  (xxii) UCC FINANCING STATEMENTS. One or more Uniform Commercial Code financing statements covering all furniture, fixtures, equipment and other personal property (1) which are collateral under the related Mortgage or under a security or similar agreement executed and delivered in connection with such Mortgage Loan, and (2) in which a security interest can be perfected by the filing of Uniform Commercial Code financing statement(s) under applicable law have been filed or recorded (or have been sent for filing or recording) in all Uniform Commercial Code filing offices necessary to the perfection under applicable law, of a security interest in such furniture, fixtures, equipment and other personal property.

                  (xxiii) LITIGATION. To CRIIMI MAE's knowledge, there are no pending or threatened actions, suits or proceedings by or before any court or governmental authority against or affecting the Mortgagor under any Mortgage Loan or the related Mortgaged Property that, if determined adversely to such Mortgagor or Mortgaged Property, would materially and adversely affect the value of the Mortgaged Property or the ability of the Mortgagor to pay principal, interest or any other amounts due under such Mortgage Loan.

                  (xxiv) BANKRUPTCY AND INSOLVENCY. To CRIIMI MAE's knowledge, no Mortgagor under the Mortgage Loan is a debtor in any state or federal bankruptcy or insolvency proceeding.

                  (xxv) CUSTOMARY PROVISIONS. The related Mortgage Note and the related Mortgage contain customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the practical realization against the related Mortgaged Property of the benefits of the security, including, but not limited to, judicial or, if applicable, nonjudicial foreclosure.

                  (xxvi) ACCESS ROUTES. Surveys, title insurance reports, the title insurance policy and other relevant documents contained in the related Mortgage File indicate that (1) the Mortgagor has sufficient rights with respect to amenities, ingress and egress and similar matters identified in the appraisal of the related Mortgaged Property as being critical to the Appraised Value thereof, and (2) such Mortgaged Property is receiving adequate services from public or private water, sewer and other utilities, none of which is subject to revocation as a result of a foreclosure or change in ownership of an adjacent property.

                  (xxvii) RELEASE OF LIEN. The related Mortgage Note or Mortgage does not require the Mortgagee to release all of the related Mortgaged Properties from the lien of the related Mortgage except upon payment in full of all amounts due under such Mortgage Loan.

                  (xxviii) APPLICATION OF INSURANCE PROCEEDS. Any insurance proceeds in respect of a casualty loss or taking, will be applied either to the repair or restoration of all or part of the related Mortgaged Property, with the mortgagee or a trustee appointed by it having the right to hold and disburse such proceeds as the repair or restoration progresses, or to the payment of the outstanding principal balance of such mortgage loan together with any accrued interest thereon.

                  (xxix) SERVICING. The servicing and collection practices used with respect to the Mortgage Loan have complied with all applicable law in all material respects and are consistent with the standards applied by prudent servicers of Mortgage Loans of the same type as the Mortgage Loan.

                  (xxx) DELINQUENCY ADVANCES. No holder of such Mortgage Loan has, to CRIIMI MAE's knowledge, advanced funds or induced, solicited or knowingly received any advance of funds from a party other than the owner of the related Mortgaged Property, directly or indirectly, for the payment of any amount required by such Mortgage Loan.

                  (xxxi) MORTGAGE LOANS SECURED BY GROUND LEASE AND NOT BY FEE INTEREST. With respect to each Mortgage Loan that is secured in whole or in part by the interest of the related Mortgagor as lessee under a ground lease of all or a portion of the related Mortgaged Property (a "Ground Lease"), but the related fee interest in the portion of such Mortgaged Property covered by such Ground Lease (the "Fee Interest") is not subject or subordinate to the lien of the related mortgage, CRIIMI MAE hereby represents and warrants that:

                           (1) to CRIIMI MAE's knowledge: (A) such Ground Lease
                  is in full force and effect, (B) such Ground Lease or a memorandum thereof has been recorded in the applicable real estate records, (C) such Ground Lease does not prohibit the interest of the related lessee thereunder from being encumbered by the related Mortgage, or a separate written agreement permitting such encumbrance has been obtained, and (D) there have been no material changes in the terms of such Ground Lease except as so forth in written instruments which are part of the related Mortgage File;

                           (2) except as may be indicated in the related title
                  insurance policy or commitment, the related lessee's leasehold interest in the portion of the related Mortgaged Property covered by such Ground Lease is not subject to any liens or encumbrances superior to, or of equal priority with, the related Mortgage and the lessor has not entered into any agreement to subordinate the Ground Lease to future mortgages or liens on the Fee Interest;

                           (3) the related lessee's interest in such Ground
                  Lease may be transferred to CRE and its successors and assigns through foreclosure of the related mortgage or conveyance in lieu of foreclosure and, thereafter, may be transferred to another person by the Mortgagee and its successors and assigns, upon notice to, but without the consent of, the related lessor (or, if any such consent is required, either
                  (A) it has been obtained prior to the Closing Date, or (B) it is not to be unreasonably withheld) provided that such Ground Lease has not been terminated and all amounts owed thereunder have been paid;

                           (4) the related lessor is required to give notice of
                  any default under such Ground Lease by the related lessee to the Mortgagee either under the terms of such Ground Lease (the related lessor having received notice of the related Mortgage) or under the terms of a separate written agreement;

                           (5) the Mortgagee is entitled, under the terms of
                  such Ground Lease or a separate written agreement, to receive notice of any default by the related lessee under such Ground Lease, and after any such notice is entitled to the time provided to the related lessee under such Ground Lease to cure such default;

                           (6) the currently effective term of such Ground Lease
                  (excluding any extension or renewal which is not binding on the lessor thereunder) extends not less than 10 years beyond the maturity date of the related Mortgage Loan;

                           (7) such Ground Lease does not impose any
                  restrictions on subletting that CRIIMI MAE considers to be commercially unreasonable at the time of its origination;

                           (8) the lessee has not received any notice that (A)
                  the related lessor under such Ground Lease is asserting a default by the related lessee or an event of default thereunder, or (B) any event has occurred which, with the passage of time, the giving of notice, or both (other than rental or other payments being due, but not yet delinquent), would result in a default or an event of default under the terms of such Ground Lease;

                           (9) the related lessor has agreed in a writing which
                  is included in the related mortgage file that such Ground Lease may not be amended, modified, canceled or terminated without the prior written consent of the Mortgagee and that any such action without such consent is not binding upon the Mortgagee; and

                           (10) under the terms of such Ground Lease and the
                  related Mortgage, any related insurance proceeds or condemnation award (other than in respect of a total or substantially total loss or taking) will be applied either to the repair or restoration of all or part of the related Mortgaged Property covered by such Ground Lease, with the Mortgagee or a trustee appointed by it having the right to hold and disburse such proceeds as such repair or restoration progresses, or to the payment of the outstanding principal balance of or accrued interest on such Mortgage Loan.

                  (xxxii) MORTGAGE LOANS SECURED BY BOTH GROUND LEASE AND FEE INTEREST. With respect to each Mortgage Loan that is secured in whole or in part by the interest of the related Mortgagor as lessee under a Ground Lease of all or a portion of the related Mortgaged Property, and as to which the related Fee Interest is subject or subordinate to the lien of the related mortgage, (1) such fact is set forth in the mortgage file or the underwriting memorandum, and (2):

                           (A) such Fee Interest is subject or subordinated of
                  record to such mortgage; and such Mortgage does not by its terms provide that it will be subordinated to the lien of any other mortgage or encumbrance upon such Fee Interest; and

                           (B) except as disclosed in writing in the related
                  Mortgage File and as approved in writing by CRE, upon occurrence of a default under the terms of such Mortgage by the related Mortgagor, any right of the related lessor to cure such default (granted to such lessor under any agreement binding upon the originator or its successors and assigns) would entitle such lessor, prior to acceleration of the maturity of such Mortgage Loan and the commencement of foreclosure of such Mortgage, to be given notice of such default and (I) no more than 30 days after such notice, to cure any default in the payment of principal or interest or other monetary default under such Mortgage, and (II) no more than 60 days after such notice, to cure any other default or, alternatively, to commence proceedings to recover possession of such Mortgage Property plus a reasonable opportunity to cure such default after such lessor's recovery of possession if such lessor pursues such proceedings in good faith and with due diligence.

                  (xxxiii) DEED OF TRUST. With respect to any related Mortgage that is a deed of trust or trust deed, a trustee, duly qualified under applicable law to serve as such, either has been properly designated and currently so saves or may be substituted in accordance with applicable law. Except in connection with a trustee's sale after default by the related Mortgagor or in connection with the release of the related Mortgaged Property following the payment of such Mortgage Loan in full, no fees or expenses are or will be payable by the Mortgagee to such trustee.

                  (xxxiv) CROSS-SECURITY. Except as disclosed in the related underwriting memorandum, the related Mortgaged Property is not collateral or security for the payment or performance of any other obligations owed to any Person other than the Mortgagee thereunder, except for security interests in personal property and fixtures.

                  (xxxv) ASSIGNMENT OF LEASES, RENTS AND PROFITS. Unless the related Mortgaged Property is occupied by the related Mortgagor, the related Mortgage Loan documents contain the provisions of any assignment of leases, rents and profits or include a separate assignment of leases, rents and profits. Any related assignment of leases, rents and profits incorporated within the related Mortgage or set forth in a separate Mortgage Loan document creates a valid first priority assignment of, or security interest in, the right to receive all payments due under the related leases, if any.

                  (xxxvi) QUALIFIED MORTGAGE. (1) Such Mortgage Loan is principally secured by an interest in real property and either (A) the fair market value of such real property was at least equal to 80% of the adjusted issue price of such Mortgage Loan on the date of origination or, if such Mortgage Loan has been "significantly modified" within the meaning of Section 1001 of the Code, on the date of such modification (unless such modification may be disregarded under Treas. Reg. Sec. 1.860G-2(b)(3)), or (B) substantially all of the proceeds of such Mortgage Loan were used to acquire or improve or protect an interest in real property that, at origination, was the only security for such Mortgage Loan; (2) except as disclosed in the related underwriting memorandum, such Mortgage Loan contains no equity participation by the Mortgage, and neither the related Mortgage Note nor the related Mortgage provides for any contingent or additional interest in the form of participation in the cash flow or proceeds realized on disposition of the related Mortgaged Property; and (3) such Mortgage Loan is a "qualified mortgage" as defined in, and for purposes of, Section 860G of the Code.

                  (xxxvii) ENVIRONMENTAL ASSESSMENT. (1) In connection with the origination of such Mortgage Loan, a Phase I Environmental Report and, if recommended by the Phase I Environmental Report, a Phase II Environmental Report were obtained with respect to the related Mortgaged Property from an independent environmental engineer or consultant; and (2) such Environmental Report(s) did not indicate the existence of conditions or circumstances respecting such Mortgaged Property that would (A) constitute or result in a material violation of any applicable Environmental Law, (B) impose any material constraint on the operation of such Mortgaged Property or require material change in the use thereof, or (C) require clean-up, remedial action or other response with respect to Hazardous Materials on or affecting such Mortgaged Property under any applicable Environmental Law, with the exception of conditions or circumstances (I) which such Environmental Report(s) indicated could be cleaned up, remediated or brought into compliance with applicable Environmental Law by the taking of certain actions, and (II) either (a) for which a hold-back or other escrow of funds not less than the costs of taking such clean-up, remediation or compliance actions have been taken, or (b) for which an environmental insurance policy (which policy shall be issued by an insurance company which is duly qualified as such under the laws of the states in which the mortgaged properties (including the Mortgaged Property) insured by such company are located, duly authorized and licensed in such states to transact the applicable insurance business and write the insurance provided, and whose claims-paying ability with respect to hazard and flood insurance is rated A:V or better (or the equivalent in any successor rating system) by Best's Key Rating Guide) in an amount satisfactory to CRIIMI MAE has been obtained by the related borrower or an indemnity for such costs has been obtained from a potentially culpable party, or (c) such clean up, remediation or compliance actions in compliance with applicable Environmental law have been completed prior to the closing of such Mortgage Loan. To CRIIMI MAE's knowledge, neither the borrower nor, in the case of a Section 1.06 Loan, the seller, has taken any action which would cause either such Mortgaged Property to become subject to liability under CERCLA. For purposes of this Agreement, the term "ENVIRONMENTAL LAW" shall mean any environmental law, ordinance, rule, regulation or order of a federal, state or local governmental authority, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability act of 1980, as amended (42 U.S.C. ss.ss. 9601 ET SEQ.) ("CERCLA"), the Hazardous Material Transportation Act, as amended (49 U.S.C. ss.ss. 1801 ET SEQ.), the Resource Conservation and Recovery Act, as amended (42 U.S.C. ss.ss. 6901 ET SEQ.), the Federal Water Pollution Control Act, as amended (33 U.S.C. ss.ss. 1251 ET. SEQ.), the Clean Air Act, as amended (42 U.S.C. ss.ss. 7401 ET. SEQ.) and the regulations promulgated pursuant thereto. For purposes of this Agreement, "HAZARDOUS MATERIALS" shall mean any dangerous, toxic or hazardous pollutants, chemicals, wastes or substances, including, without limitation, those so identified pursuant to CERCLA or any including, without limitation, asbestos and asbestos-containing materials, polychlorinated biphenyls ("PCBs"), radon gas, petroleum and petroleum products, urea formaldehyde and any substances classified as being "in inventory", "usable work in process" or similar classification which would, if classified as unusable, be included in the foregoing definition.

                  (xxxviii) NOTICE OF ENVIRONMENTAL PROBLEM. Other than with respect to any conditions identified in the Phase I and/or Phase II Environmental Reports referred to in Section (xxxi) above: (1) has received actual notice form any federal, state or other governmental authority of (A) any failure of the related Mortgaged Property to comply with any applicable Environmental Laws, or (B) any known or threatened release of Hazardous Materials on or from such Mortgaged Property in violation of Environmental Laws; or (2) has received actual notice from the related Mortgagor that (A) such borrower has received any such notice from any such governmental authority, (B) such Mortgaged Property fails to comply with Environmental Laws, or (C) has received actual notice that there is any known or threatened release of Hazardous Materials on or from such Mortgaged Property in violation of Environmental Laws; or (3) has any actual knowledge that (A) the related Mortgaged Property fails to materially or significantly comply with any applicable Environmental Law or (B) there has been any known or threatened material or significant release of Hazardous Materials on or from such Mortgaged Property in violation of any applicable Environmental Law.

                  (xxxix) RECOURSE. Except as set forth in the related underwriting memorandum, the related Mortgage Loan documents contain standard provisions providing for recourse against the related Mortgagor for damages sustained in connection with the borrower's fraud, intentional misrepresentation, or misappropriation of any tenant security deposits or rent. Except as set forth in the related underwriting memorandum, the related Mortgage Loan documents contain provisions pursuant to which the related Mortgagor has agreed to indemnify the Mortgagee for damages resulting from violations of Environmental Laws.

                  (xxxx) LEASES. With respect to each Mortgage Loan: (1) prior to either the origination of such Mortgage Loan or the funding of such Mortgage Loan by CRE, or CRIIMI MAE obtained tenant estoppel certificates from all tenants whose leases covered more than 10% of the net leaseable area of the related Mortgaged Property; and based upon such tenant estoppel certificates, no defaults with respect to any such lease existed as of the date of the related tenant estoppel certificate; and (2) neither CRIIMI MAE nor the originator has received any notice of the existence of any default under any such lease or of the existence of any condition which but for the passage of time or the giving or notice, or both, would result in such a default.

                  (xxxxi) ENVIRONMENTAL COMPLIANCE. One or more of the related Mortgage Loan documents contains either a representation, warranty or covenant that the related borrower will not use, cause or permit to exist on the related Mortgaged Property any Hazardous Materials in violation of Environmental Law or an indemnity with respect to any such violation in favor of the mortgagee.

                  (xxxxii) INSPECTION. CRIIMI MAE has inspected the related Mortgaged Property or caused such Mortgaged Property to be inspected in connection with the origination of the Mortgage Loan.

                  (xxxxiii) SUBORDINATE DEBT. Except as has been specifically disclosed in writing to CRE on or before the Closing Date, the related Mortgage contains a provision for the acceleration of the payment of the unpaid principal balance of such Mortgage Loan in the event that the related Mortgagor encumbers the related Mortgaged Property without the prior written consent of the Mortgagee thereunder.

                  (xxxxiv) COMMON OWNERSHIP. No two properties securing a Mortgage Loan are directly or indirectly under common ownership except to the extent that such common ownership and the ownership structure has been specifically disclosed in writing to CRE.

                  (xxxxv) OPERATING OR FINANCIAL STATEMENT. The related Mortgage Loan documents require the related Mortgagor to furnish to the mortgagee at lease annually an operating statement with respect to the related Mortgaged Property or, in the case of a borrower- occupied Mortgaged Property, a financial statement with respect to the related borrower.

                                    EXHIBIT C

                     FORM OF CRIIMI MAE CLOSING CERTIFICATE

                                    EXHIBIT D

                            CONTENTS OF MORTGAGE FILE

   NO.                                      DOCUMENT NAME
   --                                       -------------

             BORROWER ORGANIZATIONAL DOCUMENTS

             Corporate Borrower

1 Certificate of Incorporation and all amendments thereto, certified as filed by Secretary of State where incorporated

2            By-Laws certified by Borrower

3 Certificate of Good Standing issued by Secretary of State where incorporated

4 Certificate of Good Standing issued by Secretary of State where property is located

5            Certificate of Corporate Resolutions and Incumbency

6            Receipt of current year's Franchise Tax payment (if required)

7 Affidavit of Corporate Borrower re ownership of stock (if required)

             General Partnership Borrower


8 Partnership Agreement and all amendments thereto, certified by Borrower

9 Partnership Certificate and all amendments thereto, certified as filed by appropriate office in state where organized

10           Evidence of qualification in state where property is located

11 Partner consents to the loan and the execution of the loan documents by the executing partner (if required)

             Limited Partnership Borrower

12 Certificate of Limited Partnership and all amendments thereto, certified as filed by appropriate office in state where organized

13 Limited Partnership Agreement and all amendments thereto, certified by Borrower

14           Evidence of Publication

15           Fictitious Name Affidavit or Certificate of Limited
             Partnership certified as filed by appropriate office in state where property is located

16 Limited Partner consents to the loan and the execution of the loan documents by the executing partner (if required)

             Corporate General Partner of Borrower

17 Certificate of Incorporation and all amendments thereto, certified as filed by Secretary of State where incorporated

18           By-laws, certified by corporate general partner of Borrower

19           Certificate of Good Standing issued by Secretary of State

             where incorporated

20           Certificate of Corporate Resolutions and Incumbency

21           Receipt of current year's Franchise Tax payment (if required)

22           Affidavit of Corporate General Partner of Borrower re:
             ownership of stock (if required)

             Partnership General Partner of Borrower

23 Partnership Agreement and all amendments thereto, certified by General Partner of Borrower

24 Partnership Certificate and all amendments thereto, certified as filed by appropriate office in state where organized

25 Partner consents to the loan and the execution of the loan documents by the executing partner (if required)

             Corporate Guarantor

26 Certificate of Incorporation and all amendments thereto, certified as filed by Secretary of State where incorporated

27           By-Laws, certified by Guarantor

28 Certificate of Good Standing issued by Secretary of State where incorporated

29           Certificate of Corporate Resolutions and Incumbency

30           Receipt of current year's Franchise Tax payment (if required)

31 Affidavit of Corporate Guarantor re ownership of stock (if required)

             Partnership Guarantor

32 Partnership Agreement and all amendments thereto, certified by Guarantor

33 Partnership Certificate and all amendments thereto, certified as filed by appropriate office in state where organized

34 Partner consents to the loan and the execution of the Guaranty of Payment by the executing partner (if required)

             Corporate General Partner of Guarantor

35 Certificate of Incorporation and all amendments thereto, certified as filed by Secretary of State where incorporated

36           By-Laws, certified by corporate general partner of Guarantor

37 Certificate of Good Standing issued by Secretary of State where incorporated

38           Certificate of Corporate Resolutions and Incumbency

39           Receipt of current year's Franchise Tax payment (if required)

40 Affidavit of Corporate General Partner of Guarantor re ownership of stock (if required)

             Partnership General Partner of Guarantor

41 Partnership Agreement and all amendments thereto, certified by General Partner of Guarantor

42 Partnership Certificate and all amendments thereto, certified as filed by appropriate office in state where organized

43 Partner consents to the loan and the execution of the Guaranty of Payment by the executing partner (if required)

             FINANCIAL STATEMENTS
44 Financial Statement of Borrower (audited by a nationally recognized firm of certified public accountants, if required)

45 Financial Statement of General Partner of Borrower (audited by a nationally recognized firm of certified public accountants, if required)

46 Financial Statement of Guarantor (audited by a nationally recognized firm of certified public accountants, if required)

47 Financial Statement of General Partner of Guarantor (audited by a nationally recognized firm of certified public accountants, if required)

48 Operating Statement of property, prepared and certified by Borrower

             APPRAISAL, INVENTORY AND INSPECTION

49           Appraisal of property

50           Inspection of property

51           Evidence of required Borrower equity in property

52           Inventory of personal property

             GROUND LEASES

53 Ground Lease, including all amendments, modifications and mesne assignments into Borrower

54           Recorded memorandum of Ground Lease

55           Estoppel Letter of Ground Lessor

56           Notice from Lender to Ground Lessor (if required)

57 Subordination of existing fee mortgages to current leasehold mortgage

             SPACE LEASES

58 Space leases, including all modifications and amendments thereto

59           Form of residential space lease

60           Form of commercial space lease

61           Tenant estoppel letters

62           Subordination Agreements (if required)

63 Subordination, Non Disturbance and Attornment Agreements (if required)

64           Certified Rent Roll or Occupancy Statement

65           291-F Notices to space tenants

             ACQUISITION DOCUMENTS

66           Contract of Sale

67           Proposed Deed

68 Proposed purchase money mortgage/deed of trust and note (if applicable)


69           Closing Statement of Sale

70           Affidavit of Seller that it is not a foreign person

             LAND TRUST DOCUMENTS

71           Deed in Trust from Borrower to Trustee, certified by Borrower

72 Beneficiary Agreement among principals of Borrower, certified by Borrower

73           Form of General Authorization from Borrower to Trustee

74           Trust Agreement between Borrower and Trustee, certified by
             Borrower

75 Security Agreement and Assignment of Beneficial Interest in Trust from Borrower to Lender, as acknowledged by Trustee

76           UCC-1 to be filed in connection with the Security Agreement

             HOTEL DOCUMENTS

77           Franchise Agreement

78           Management Agreement

79           Other service and operating agreements

80           License and concessionaire agreements

81 Permits, licenses and approvals required for the use of the property as a hotel

82 Evidence that service and operating agreements, permits, licenses, approvals, bank accounts and accounts receivable are in the name of Borrower

83           Estoppel/Recognition Letter from Franchisor

84           Estoppel/Recognition Letter from Management Company

85 Estoppel/Recognition Letters from parties to other service and operating agreements (if required)

86 Estoppel Letters from parties to license and concessionaire agreements

87 Assignment of Franchise and Management Agreements, Contracts and Permits

88           List of Personal Property

89 Leases and financing agreements with respect to furniture, fixtures and equipment

90 Subordination of prior financing agreements covering furniture, fixtures and equipment (if required)

91           Key employee agreements (if required)

             UNDERLYING COOPERATIVE LOAN DOCUMENTS

92 Copy of offering plan and all documents relating to creation of cooperative form of ownership

93 Form of proprietary lease and all amendments thereto, certified by Borrower

94           Rent Roll showing maintenance for leased units, names of

             tenants, commencement and expiration dates of leases, number of shares attributable to each unit, and amounts of any security deposits or prepaid rents, certified to by Borrower

             COMMERCIAL CONDOMINIUM DOCUMENTS

95 Copy of offering plan and all documents relating to creation of cooperative form of ownership

96           Copy of recorded declaration of condominium

97           Estoppel Letter from condominium board of managers

             ZONING, ENVIRONMENTAL, USE AND OCCUPANCY

98           Evidence that the property complies with all zoning laws

99 Evidence that the property complies with all environmental laws

100 Hazardous Waste inspection by environmental consultant (if required)

101          Asbestos Inspection by environmental consultant (if required)

102 Letter from architect with respect to completion of Improvements and compliance with building and zoning laws (if required)

103          Board of Fire Underwriters Certificate

104          Permanent Certificate of Occupancy

105 Other licenses, permits and approvals required for the use and operation of the property

106          Nonapplicability letter from New Jersey Bureau of Industrial
             Site Evaluation confirming that the Premises is not subject to the Environmental Cleanup Responsibility Act (New Jersey loan only)

107          Negative Declaration of Borrower as submitted to the New
             Jersey Department of Environmental Protection (New Jersey loan only)

108          Approval of Negative Declaration by New Jersey Department of
             Environmental Protection (New Jersey loan only)

109          Superlien search with the Clerk of the Superior Court (New
             Jersey loan only)

             MANAGEMENT AGREEMENTS

110          Management Agreement

111          Other service and operating agreements

112 Evidence that service and operating agreements are in the name of Borrower

113          Estoppel/Recognition Letter from Management Company

114 Estoppel/Recognition Letters from parties to other service and operating agreements (if required)

115          Key employee agreements (if required)

116          Key employee insurance (if required)

             CASUALTY INSURANCE POLICIES

117          All Risk

118          Boiler Damage and Liability Insurance

119          Business/Rental Interruption Insurance

120          Public Liability Insurance

121          Umbrella Insurance

122 Flood Insurance policy or evidence that premises are not located in flood zone

123          Builder's Risk (construction loan only)

             TITLE INSURANCE/SURVEYS
124          Title Insurance Commitment

125 Copies of all recorded easements, rights of way, restrictive covenants, leases and other instruments of record

126 Approval of title company, co-insuring title insurance companies and/or reinsuring title insurance companies (if any), and amounts taken

127 Evidence that required co-insurance title policies will be issued by companies and in amounts satisfactory to Lender

128          Evidence that required ALTA Direct Facultative Reinsurance
             Agreements will be issued by companies and in amounts satisfactory to Lender

129 UCC-1 Financing Statement search, tax lien search and judgment search (Secretary of State and county where property located and, if required by Lender, where Borrower is organized)

130          Real Estate Tax Search

131 Municipal departmental violation searches, including environmental lien searches

132 Survey (See Exhibit A attached hereto for survey instructions)

133          Reciprocal easement agreements and restrictions, if any

134 Estoppel letter from parties to reciprocal easements and restrictions, if any

135 Subordination Agreement from holders of all mortgages encumbering adjacent tracts subject to reciprocal easements and restrictions, if any

136 Subdivision Plat of property, as approved by all appropriate governmental authorities

137 Planned Unit Development Documents, as approved by all appropriate governmental authorities

138 Evidence of required affirmative insurance and special endorsements required by Lender

139 Insured Closing Letter from title insurance company (if required)

140          Title Insurance Policy

141          Co-insurance Policies

142          Reinsurance Agreements

             SUBORDINATE MORTGAGES

143 Copies of all Existing Mortgages and Notes to be subordinated to the Mortgage

144          Copies of all proposed subordinate mortgages and notes

145          Subordination Agreement subordinating Existing Mortgages and
             Notes to the Mortgage

146          Estoppel letters from holders of subordinate mortgages

             EXISTING MORTGAGES TO BE ASSIGNED
147 Recorded originals of all Existing Mortgages being assigned to Lender and all amendments, modifications, consolidations and mesne assignments relating thereto

148 Originals of all Notes secured by the Existing Mortgages being assigned to Lender

149 Assignment(s) of the Existing Mortgages and the Notes secured thereby to Lender

150          Borrower's Statement Under Oath for Assignment of Mortgage

151          UCC-3 Financing Statements assigning or terminating existing
             UCC-1 Financing Statements

             EXISTING MORTGAGES TO BE SATISFIED

152 Estoppel Certificate(s) or Pay-out letter(s) from the holder(s) of the Existing Mortgages being assigned to Lender

153 Instructions from holder(s) of the Existing Mortgages as to method of payment

154 Estoppel Certificate(s) or Pay-out letter(s) from the holder(s) of the Existing Mortgages not assigned to Lender

155 Instructions from holder(s) of the Existing Mortgages not assigned to Lender as to method of payment

156          Satisfactions of Existing Mortgages not assigned to Lender

157          UCC-3  Financing  Statements  terminating  existing UCC-1 Financing
             Statements

             LOAN DOCUMENTS

158          Note

159          Mortgage and Security Agreement/Deed of Trust and Security
             Agreement

160 Agreement of Consolidation and Modification of Mortgage/Deed of Trust

161 Affidavit with respect to Section 255 of the New York Tax Law with respect to the above document

162          Assignment of Leases and Rents

163 Affidavit with respect to Section 255 of the New York Tax Law with respect to the above document

             Other Loan Documents

164          Guaranty of Payment

165          Non-transfer of assets letter of spouse of Guarantor

166          Loan Agreement

167 Security Agreement with respect to furniture, fixtures and equipment and other items of personal property

168          UCC-1 Financing Statements

169          Affidavit of Title

170 Assignment of Permits and Contracts with respect to the property

171          Letter of Credit

172 Evidence of required confirming bank with respect to the Letter of Credit

173 Subordination Agreement subordinating loans to Borrower by general partner or stockholder of Borrower (if required)

174          Disbursement Letter from Borrower to Lender

175          Receipt of Title Company

176          Escrow Security Agreement

177          Tax Escrow Statements

178          IRS Form 1099B

179          ERISA Certification

             OPINION LETTERS

180 Counsel for Borrower with respect to the due execution of the loan documents and other matters

181 Counsel for General Partner of Borrower with respect to the due execution of the loan documents and other matters

182 Counsel for Guarantor with respect to the due execution of the Guaranty of Payment

183 Counsel for General Partner of Guarantor with respect to the due execution of the Guaranty of Payment

184 Opinion Letter of Borrower's counsel with respect to cooperative documents and the creation of cooperative form of ownership

185 Opinion of Borrower's counsel with respect to condominium documents and the creation of condominium regime

186 Counsel for Borrower with respect to zoning and environmental matters (if required)

             MISCELLANEOUS DOCUMENTS

187          Check Authorization Letter

188          Lender's Closing Statement

189          Lender's Closing Memorandum

190          Lender's Servicing Statement

191          Tax Authorization

192          Confirmation of billing address of Borrower

193          Borrower taxpayer identification number

                                   EXHIBIT E-1

                            FORM OF COMMITMENT LETTER

                                   EXHIBIT E-2

                            FORM OF COMMITMENT LETTER

                                    EXHIBIT F

                               SAMPLE CALCULATIONS


             INITIAL PRICING (%):


             Loan        Recourse         Cash Collateral           Mark -to-Market    Loan Pricing
             Value       Obligation*      Reserve Account *         Reserve Account    Reserve Account  Citi Cushion**
                100            5                    5                     0                   0               10

                 97            5                    5                     0                   3               10

                 93            5                    5                     0                   7               10


             MARK TO MARKET ON LOANS INITIALLY PRICED AT PAR (%):


             Loan        Recourse         Cash Collateral           Mark -to-Market    Loan Pricing
             Value       Obligation*      Reserve Account *         Reserve Account    Reserve Account  Citi Cushion**

                96          3 1/2                   5                     1 1/2               0              6

                93            1/2                   5                     4 1/2               0              3

                90             0                    5                     7 1/2               0              2 1/2

                85             0                    5                    12 1/2               0              2 1/2



             MARK TO MARKET ON LOANS INITIALLY PRICED BELOW PAR (%):

Initial      Loan        Recourse         Cash Collateral           Mark -to-Market    Loan Pricing
Pricing      Value       Obligation*      Reserve Account *         Reserve Account    Reserve Account  Citi Cushion**
   97          87             0              5                     7 1/2                    3                     2 1/2

   92          82             0              5                     7 1/2                    8                     2 1/2

   92          80             0              5                     9 1/2                    8                     2 1/2



*Assumes subordination to BBB less than 16% and eligible loan. **" Citi Cushion" refers to sum of reserves and recourse obligation held by CRE net of any difference in the loan value and the par value of the loans, but not to decrease below 2 1/2% in any case.